DIGITAL REALTY

1Q
15

Earnings Press Release and Supplemental Information

This document is not an offer to sell or solicitation to buy securities of Digital Realty Trust, Inc.
Any offers to sell or solicitations to buy securities of Digital Realty Trust, Inc. shall be made only by means of a prospectus approved for that purpose.

Table of Contents	Financial Supplement
First Quarter 2015

Corporate information	Financial Supplement
First Quarter 2015

Corporate Profile
Digital Realty Trust, Inc. owns, acquires, develops and manages technology-related real estate. The Company is focused on providing data center and colocation solutions for domestic and international tenants across a variety of industry verticals ranging from financial services, cloud and information technology services, to manufacturing, energy, healthcare, and consumer products. As of March 31, 2015, the Company's 130 properties, including 14 properties held as investments in unconsolidated joint ventures, contain applications and operations critical to the day-to-day operations of technology industry and corporate enterprise data center tenants. Digital Realty's portfolio is comprised of approximately 22.1 million square feet, excluding approximately 1.2 million square feet of space under active development and 1.3 million square feet of space held for future development, located throughout North America, Europe, Asia and Australia. For additional information, please visit the Company's website at www.digitalrealty.com.

Corporate Headquarters
Four Embarcadero Center, Suite 3200
San Francisco, California 94111
Telephone: (415) 738-6500
Website: www.digitalrealty.com

Senior Management
A. William Stein: Chief Executive Officer
Andrew P. Power: Chief Financial Officer
Scott E. Peterson: Chief Investment Officer
Jarrett Appleby: Chief Operating Officer
Jim Smith: Chief Technology Officer
Matthew Miszewski: Senior Vice President, Sales & Marketing

Investor Relations
To request an Investor Relations package or to be added to our e-mail distribution list, please visit our website:
www.digitalrealty.com     (Proceed to Information Request in the Investor Relations section)

Analyst Coverage

Bank of America
Baird	Merrill Lynch	Barclays Capital	Canaccord Genuity	Cantor Fitzgerald
David Rodgers	Stephen Douglas	Ross Smotrich	Greg Miller	Evan Smith
(216) 737-7341	(646) 855-2615	(212) 526-2306	(212) 389-8128	(212) 915-1220

		Dan Occhionero	Matthew Kahn
		(212) 526-7164	(212) 389-8129

Citigroup	Cowen	Deutsche Bank	Evercore ISI	Goldman Sachs
Michael Bilerman	Colby Synesael	Vincent Chao	Jonathan Schildkraut	Matthew Niknam
(212) 816-1383	(646) 562-1355	(212) 250-6799	(212) 497-0864	(212) 357-3372

Emmanuel Korchman	Jonathan Charbonneau	Michael Husseini	Robert Gutman
(212) 816-1382	(646) 562-1356	(212) 250-7703	(212) 497-0877

Green Street	Jefferies	KeyBanc Capital Markets	Macquarie	Morgan Stanley
John Bejjani	Omotayo Okusanya	Jordan Sadler	Kevin Smithen	Vance Edelson
(949) 640-8780	(212) 336-7076	(917) 368-2280	(212) 231-0695	(212) 761-0078

Katherine Corwith	Charles Croson	Austin Wurschmidt	Will Clayton
(949) 640-8780	(212) 336-1148	(917) 368-2311	(212) 231-1957

RBC Capital Markets	Raymond James	Stifel	UBS
Jonathan Atkin	Paul D. Puryear	Matthew Heinz	Ross Nussbaum
(415) 633-8589	(727) 567-2253	(443) 224-1382	(212) 713-2484

Michael Carroll	William A. Crow		Trent Trujillo
(440) 715-2649	(727) 567-2594		(212) 713-2384

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Corporate Information (Continued)	Financial Supplement
First Quarter 2015

Stock Listing Information

The stock of Digital Realty Trust, Inc. is traded primarily on the New York Stock Exchange under the following symbols:

Common Stock:	DLR
Series E Preferred Stock	DLRPRE
Series F Preferred Stock	DLRPRF
Series G Preferred Stock	DLRPRG
Series H Preferred Stock	DLRPRH

Note that symbols may vary by stock quote provider.

Credit Ratings

Standard & Poors
Corporate Credit Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

Moody's
Issuer Rating:	Baa2	(Stable Outlook)
Preferred Stock:	Baa3

Fitch
Issuer Default Rating:	BBB	(Stable Outlook)
Preferred Stock:	BB+

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Common Stock Price Performance

The following summarizes recent activity of Digital Realty's common stock (DLR):

	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
High price (1)	$75.39	$70.92	$67.75	$59.50	$57.52
Low price (1)	$63.30	$62.19	$57.64	$51.33	$48.85
Closing price, end of quarter (1)	$65.96	$66.30	$62.38	$58.32	$53.08
Average daily trading volume (1)	1,128,089	1,050,258	1,130,023	1,635,316	1,519,608
Indicated dividend per common share (2)	$3.40	$3.32	$3.32	$3.32	$3.32
Closing annual dividend yield, end of quarter	5.2%	5.0%	5.3%	5.7%	6.3%
Shares and units outstanding, end of quarter (3)	138,729,928	138,639,916	138,627,370	138,498,396	131,732,073
Closing market value of shares and units outstanding(4)	$9,150,626	$9,191,826	$8,647,575	$8,077,226	$6,992,338

(1)	New York Stock Exchange trades only.

(2)	On an annualized basis.

(3)
As of March 31, 2015, the total number of shares and units includes 135,793,668 shares of common stock, 1,425,314 common units held by third parties and 1,499,397 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(4)	Dollars in thousands as of the end of the quarter.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission. Additional information about us and our properties is also available on our website www.digitalrealty.com.

Ownership Structure	Financial Supplement
As of March 31, 2015	First Quarter 2015

Partner	# of Units (2)	% Ownership
Digital Realty Trust, Inc.	135,793,668	97.9%
Cambay Tele.com, LLC (3)	1,425,314	1.0%
Directors, Executive Officers and Others	1,499,397	1.1%
Total	138,718,379	100.0%

(1)
Reflects limited partnership interests held by our officers and directors in the form of common units, vested and unvested long-term incentive units and vested class C units and excludes all unexercised common stock options.

(2)
The total number of units includes 135,793,668 general partnership common units, 1,425,314 common units held by third parties and 1,499,397 common units, vested and unvested long-term incentive units and vested class C units held by officers and directors, and excludes all unexercised common stock options and all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(3)
This third-party contributor received the common units (along with cash and our operating partnership's assumption of debt) in exchange for their interests in 200 Paul Avenue, 1100 Space Park Drive, the eXchange colocation business and other specified assets and liabilities. Includes 400,913 common units held by the members of Cambay Tele.com, LLC.

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	First Quarter 2015

Shares and Units at End of Quarter	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Common shares outstanding	135,793,668	135,626,255	135,503,184	135,370,016	128,606,462
Common units outstanding	2,924,711	3,013,661	3,124,186	3,128,380	3,125,611
Total Shares and Partnership Units	138,718,379	138,639,916	138,627,370	138,498,396	131,732,073

Enterprise Value
Market value of common equity (1)	$9,149,864	$9,191,826	$8,647,575	$8,077,226	$6,992,338
Liquidation value of preferred equity	1,085,000	1,085,000	1,085,000	1,085,000	1,020,000
Total debt at balance sheet carrying value	4,817,911	4,673,127	4,739,729	4,859,235	5,007,381
Total Enterprise Value	$15,052,775	$14,949,953	$14,472,304	$14,021,461	$13,019,719
Total debt / total enterprise value	32.0%	31.3%	32.8%	34.7%	38.5%

Selected Balance Sheet Data
Investments in real estate (before depreciation)	$10,120,966	$10,077,341	$10,331,214	$10,352,848	$10,107,121
Total Assets	9,408,426	9,526,784	9,722,007	9,864,624	9,741,453
Total Liabilities	5,550,565	5,612,546	5,618,447	5,730,343	5,865,733

Selected Operating Data
Total operating revenues	$406,609	$412,216	$412,186	$401,446	$390,590
Total operating expenses (2)	300,325	308,403	318,779	308,227	303,988
Interest expense	45,466	46,396	48,169	49,146	47,374
Net income (loss)	122,325	(34,795)	130,161	61,332	46,717
Net income (loss) available to common stockholders	101,728	(52,289)	109,314	41,510	34,186

Financial Ratios
EBITDA (3)	$277,942	$242,605	$296,330	$229,062	$214,310
Adjusted EBITDA (4)	239,081	241,557	234,714	233,966	233,960
Net Debt to Adjusted EBITDA (5)	5.0	4.8	5.0	5.1	5.3
GAAP interest expense	45,466	46,396	48,169	49,146	47,374
Fixed charges (6)	70,522	72,070	75,069	75,869	67,754
Interest coverage ratio (7)	4.8	4.7	4.4	4.3	4.4
Fixed charge coverage ratio (8)	3.4	3.4	3.1	3.1	3.5

Profitability Measures
Net income (loss) per common share - basic	$0.75	$(0.39)	$0.81	$0.31	$0.27
Net income (loss) per common share - diluted	0.75	(0.39)	0.80	0.31	0.26
Funds from operations (FFO) / diluted share and unit (9)	1.56	1.40	1.22	1.20	1.22
Core funds from operations (Core FFO) / diluted share and unit (9)	1.27	1.26	1.22	1.21	1.28
Adjusted funds from operations (AFFO) / diluted share and unit (10)	1.03	0.93	0.96	0.93	0.97
Dividends per share and common unit	0.85	0.83	0.83	0.83	0.83
Diluted FFO payout ratio (11)	54.5%	59.1%	68.2%	69.4%	68.2%
Diluted Core FFO payout ratio (12)	66.9%	65.9%	68.0%	68.6%	65.0%
Diluted AFFO payout ratio (10) (13)	82.3%	89.3%	86.8%	88.9%	85.5%

Portfolio Statistics
Buildings (14)	187	188	187	187	188
Properties (14)	130	131	131	131	132
Net rentable square feet, excluding development space (14)	22,115,629	22,146,385	21,964,327	21,771,485	21,711,427
Occupancy at end of quarter (15)	92.1%	93.2%	93.0%	92.8%	92.1%
Occupied square footage	20,373,106	20,640,405	20,431,569	20,204,632	19,987,044
Space under active development (16)	1,223,238	1,304,853	1,253,692	1,395,890	1,335,358
Space held for development (17)	1,315,299	1,174,957	1,247,686	1,283,538	1,422,244
Weighted average remaining lease term (years) (18)	6.3	6.3	6.3	6.8	6.9
Same capital occupancy at end of quarter (15) (19)	93.4%	93.7%	93.5%	93.5%	93.4%

(1)
The market value of common equity is based on the closing stock price at the end of the quarter and assumes 100% redemption of the limited partnership units in our operating partnership, including common units and vested and unvested long-term incentive units (including vested class C units), for shares of our common stock. Excludes shares issuable with respect to stock options that have been granted but have not yet been exercised, and also excludes all shares potentially issuable upon conversion of our series E, series F, series G and series H cumulative redeemable preferred stock upon certain change of control transactions.

(2)	For a consistent operating expense trend, change in fair value of contingent consideration and impairment loss of real estate investments has been excluded. For total operating expenses, see page 12.

(3)
EBITDA is calculated as earnings before interest, taxes, depreciation & amortization. For a discussion of EBITDA, see page 46. For a reconciliation of net income available to common stockholders to EBITDA, see page 45.

(4)
Adjusted EBITDA is EBITDA excluding straight-line rent expense adjustment attributable to prior periods, change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of

Key Quarterly Financial Data	Financial Supplement
Unaudited and dollars in thousands, except per share data	First Quarter 2015

properties to unconsolidated joint venture, noncontrolling interests, and preferred stock dividends. For a discussion of Adjusted EBITDA, see page 46. For a reconciliation of net income available to common stockholders to Adjusted EBITDA, see page 45.

(5)	Calculated as total debt at balance sheet carrying value less unrestricted cash and cash equivalents, divided by the product of Adjusted EBITDA multiplied by four.

(6)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(7)	Interest coverage ratio is Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(8)	Fixed charge coverage ratio is Adjusted EBITDA divided by fixed charges.

(9)	For a definition and discussion of FFO and core FFO, see page 46. For a reconciliation of net income available to common stockholders to FFO and core FFO, see page 13.

(10)
All periods presented include internal leasing commissions, the amounts of which have historically been included in capitalized leasing commissions and were previously excluded from recurring capital expenditures. For a definition and discussion of AFFO, see page 46. For a reconciliation of FFO to AFFO, see page 14.

(11)	Diluted FFO payout ratio is dividends declared per common share and unit divided by diluted FFO per share and unit.

(12)	Diluted core FFO payout ratio is dividends declared per common share and unit divided by diluted core FFO per share and unit.

(13)	Diluted AFFO payout ratio is dividends declared per common share and unit divided by diluted AFFO per share and unit.

(14)	Includes properties held-for-sale and held as investments in unconsolidated joint ventures.

(15)
Occupancy and same-store occupancy exclude space under active development and space held for development. Occupancy represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(16)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(17)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(18)	Weighted average remaining lease term excludes renewal options and is weighted by net rentable square feet.

(19)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015 and properties sold or contributed to joint ventures for all periods presented.

Earnings Release	Financial Supplement
First Quarter 2015

DIGITAL REALTY REPORTS FIRST QUARTER 2015 RESULTS

San Francisco, Calif. (May 5, 2015) -- Digital Realty Trust, Inc. (NYSE: DLR), a leading global provider of data center and colocation solutions, announced today financial results for the first quarter of 2015. All per share results are presented on a fully-diluted share and unit basis.

Highlights

•	Reported FFO per share of $1.56 in 1Q15, compared to $1.22 in 1Q14;

•	Reported core FFO per share of $1.27 in 1Q15, compared to $1.28 in 1Q14;

•	Signed leases during 1Q15 expected to generate $21 million in annualized GAAP rental revenue;

•	Revised 2015 core FFO per share outlook to $5.03 - $5.13 from the prior range of $5.00 - $5.10; and

•	Introduced 2015 "constant-currency" core FFO per share outlook of $5.18 - $5.28.

Financial Results
Revenues were $407 million for the first quarter of 2015, a 1% decline from the previous quarter and a 4% increase over the same quarter last year.
Adjusted EBITDA was $239 million for the first quarter of 2015, a 1% decline from the previous quarter and a 2% increase over the same quarter last year.
Funds from operations (“FFO”) on a diluted basis was $216 million in the first quarter of 2015, or $1.56 per share, compared to $1.40 per share in the fourth quarter of 2014 and $1.22 per share in the first quarter of 2014.
Excluding certain items that do not represent core expenses or revenue streams, first quarter of 2015 core FFO was $1.27 per share compared to $1.26 per share in the fourth quarter of 2014, and $1.28 per share in the first quarter of 2014.
Net income for the first quarter of 2015 was $122 million, and net income available to common stockholders was $102 million, or $0.75 per diluted share, compared to net loss available to common shareholders of $0.39 per diluted share in the fourth quarter of 2014 and net income available to common shareholders of $0.26 per diluted share in the first quarter of 2014.

Leasing Activity
“We had a strong start to 2015, signing new leases representing $21 million in annualized GAAP rental revenue during the first quarter,” commented Chief Executive Officer A. William Stein. “Landlord leasing economics continue to improve, reflecting both robust demand for our data center solutions and a steadily shrinking supply of available inventory. As a result, we were able to achieve significant improvements in the lag between lease signing and commencement, straight-line rents, and the returns realized on first quarter leasing transactions. We expect to sustain this momentum throughout the year, enabling us to raise our expectations for 2015.
“Along with our financial results, we also made several key additions to an already talented senior management team with the appointment of Andrew Power as Chief Financial Officer, Jarrett Appleby as Chief Operating Officer and Michael Henry as Chief Information Officer. With improving data center fundamentals and a fully built-out team now in place, I am extremely excited about the opportunities ahead for Digital Realty and our ability to execute on our strategic plan, provide flexible solutions for our customers, and create value for our shareholders.”
The weighted-average lag between leases signed during the first quarter of 2015 and the contractual commencement date was 3.7 months.
In addition to new leases signed, Digital Realty also signed renewal leases representing $14 million of annualized GAAP rental revenue during the quarter. Rental rates on renewal leases signed during the first quarter of 2015 rolled down 3% on a cash basis but rolled up 10% on a GAAP basis.

Earnings Release	Financial Supplement
First Quarter 2015

New leases signed during the first quarter of 2015 by region and product type are summarized as follows:

North America	($ in thousands) Annualized GAAP Rent	Square Feet	GAAP Rent per Square Foot	Megawatts	GAAP Rent per Kilowatt

Turn-Key Flex	$12,152	84,201	$144	7	$148
Powered Base Building	7	—	—	—	—
Colocation	2,519	7,752	325	1	258
Non-Technical	33	573	58	—	—
Total	$14,711	92,526	$160	8	$159

Europe (1)
Turn-Key Flex	$801	5,157	$155	1	$134
Colocation	662	4,354	152	—	153
Non-Technical	—	—	—	—	—
Total	$1,463	9,511	$154	1	$142

Asia Pacific (1)
Turn-Key Flex	$4,402	19,333	$228	2	$187
Colocation	642	4,332	148	—	244
Non-Technical	—	—	—	—	—
Total	$5,044	23,665	$213	2	$193

Grand Total	$21,218	125,702	$169	11	$165

Note:	Totals may not foot due to rounding differences.

(1)	Based on quarterly average exchange rates during the three months ended March 31, 2015.

Investment Activity
During the first quarter of 2015, Digital Realty completed the previously announced sale of 100 Quannapowitt Parkway, a 169,000 square foot office building in suburban Boston, for $31 million, or $184 per square foot. The property was expected to generate cash net operating income of approximately $1.6 million in 2015, representing a cap rate of 5.0%. The sale generated net proceeds of $29 million, and Digital Realty recognized a gain on the sale of approximately $10 million in the first quarter of 2015.
Digital Realty also completed the sale of 3300 East Birch Street, a vacant 69,000 square foot former data center in Southern California for $14 million, or $206 per square foot. The sale generated net proceeds of $14 million, and Digital Realty recognized a gain on the sale of $8 million in the first quarter of 2015.
Subsequent to the end of the quarter, Digital Realty closed on the sale of 833 Chestnut Street, a 705,000 square foot mixed-use building in downtown Philadelphia, for $161 million, or $228 per square foot. The property was expected to generate cash net operating income of approximately $9.3 million in 2015, representing a cap rate of 5.8%. The sale is expected to generate net proceeds of $150 million, and Digital Realty expects to recognize a gain on the sale of approximately $77 million in the second quarter of 2015.

Balance Sheet
Digital Realty had approximately $4.8 billion of total debt outstanding as of March 31, 2015, comprised of $4.4 billion of unsecured debt and approximately $0.4 billion of secured debt. At the end of the first quarter of 2015, net debt-to-adjusted EBITDA was 5.0x, debt-plus-preferred-to-total-enterprise-value was 39.2% and fixed charge coverage was 3.4x.

2015 Guidance	Financial Supplement
First Quarter 2015

2015 Outlook
Digital Realty revised its 2015 core FFO per share outlook to $5.03 - $5.13 from the prior range of $5.00 - $5.10. The assumptions underlying the revised core FFO per share outlook are summarized in the following table.

	As of Jan. 5, 2015	As of Feb. 12, 2015	As of May 5, 2015
Internal Growth
Rental rates on renewal leases
Cash basis	Slightly positive	Slightly positive	Slightly negative
GAAP basis	Up double digits	Up double digits	High single
Year-end portfolio occupancy	93.0% - 94.0%	93.0% - 94.0%	93.0% - 94.0%
"Same-capital" cash NOI growth (1)	2.0% - 4.0%	2.0% - 4.0%	2.0% - 4.0%
Operating margin	72.5% - 73.5%	72.5% - 73.5%	72.5% - 73.5%
Incremental revenue from speculative leasing (2)
Full year forecast	$25 - $30 million	$25 - $30 million	$30 - $35 million
Speculative leasing completed to date	($0 million)	($5 million)	($20 million)
Speculative leasing embedded in 2015 guidance	$25 - $30 million	$20 - $25 million	$10 - $15 million
Overhead load (3)	80 - 90 bps on total assets	80 - 90 bps on total assets	80 - 90 bps on total assets
Foreign Exchange Rates
U.S. Dollar / Pound Sterling	N/A	N/A	1.45 - 1.55
U.S. Dollar / Euro	N/A	N/A	1.05 - 1.10

External Growth
Acquisitions
Dollar volume	$0 - $200 million	$0 - $200 million	$0 - $200 million
Cap rate	7.5% - 8.5%	7.5% - 8.5%	7.5% - 8.5%
Dispositions
Dollar volume	$175 - $400 million	$175 - $400 million	$175 - $400 million
Cap rate	0.0% - 10.0%	0.0% - 10.0%	0.0% - 10.0%
Joint ventures
Dollar volume	$0 - $150 million	$0 - $150 million	$0 - $150 million
Cap rate	6.75% - 7.25%	6.75% - 7.25%	6.75% - 7.25%
Development
Capex	$750 - $850 million	$750 - $850 million	$750 - $850 million
Average stabilized yields	10.0% - 12.0%	10.0% - 12.0%	10.0% - 12.0%
Enhancements and other non-recurring capex (4)	$20 - $25 million	$20 - $25 million	$20 - $25 million
Recurring capex + capitalized leasing costs (5)	$100 - $110 million	$100 - $110 million	$100 - $110 million

Balance Sheet
Long-term debt issuance
Dollar amount size	$300 - $700 million	$300 - $700 million	$300 - $700 million
Pricing	4.50% - 5.50%	4.50% - 5.50%	4.50% - 5.50%
Timing	Early-to-mid 2015	Early-to-mid 2015	Early-to-mid 2015

Funds From Operations / share (NAREIT-Defined)	$4.95 - $5.05	$4.95 - $5.05	$5.28 - $5.38
Adjustments for non-core expenses and revenue streams (6)	($0.05)	($0.05)	($0.25)
Core Funds From Operations / Share	$5.00 - $5.10	$5.00 - $5.10	$5.03 - $5.13
Foreign currency translation adjustments	N/A	N/A	$0.15
Constant-Currency Core Funds From Operations / share	N/A	N/A	$5.18 - $5.28

(1)
The “same-capital” pool includes properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. It also excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015. NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations), and cash NOI is NOI less straight-line rents and above and below market rent amortization.

(2)	Incremental revenue from speculative leasing represents revenue expected to be recognized in the current year from leases that have not yet been signed.

(3)	Overhead load is defined as General & Administrative expense divided by Total Assets.

(4)	Other non-recurring capex represents costs incurred to enhance the capacity or marketability of operating properties, such as network fiber initiatives and software development costs.

(5)
Recurring capex represents non-incremental improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Capitalized leasing costs include capitalized leasing compensation as well as capitalized internal leasing commissions.

(6)	See “Funds From Operations and Core Funds From Operations” table below for historical reconciliations of Funds From Operations (NAREIT-Defined) to Core Funds From Operations.

Earnings Release	Financial Supplement
First Quarter 2015

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including FFO, core FFO, "constant-currency" core FFO, and Adjusted EBITDA. A reconciliation from U.S. GAAP net income available to common stockholders to FFO, a definition of FFO, a reconciliation from FFO to core FFO, and a definition of core FFO are included as an attachment to this press release. A reconciliation from U.S. GAAP net income available to common stockholders to Adjusted EBITDA, a definition of Adjusted EBITDA, a definition of debt-plus-preferred-to-total-enterprise-value, and a definition of fixed charge coverage ratio are included as an attachment to this press release.

Investor Conference Call
Prior to Digital Realty’s conference call today at 5:30 p.m. EDT / 2:30 p.m. PDT, Digital Realty will post a presentation to the Investors section of the company’s website at http://investor.digitalrealty.com. The presentation is designed to accompany the discussion of the company's first quarter 2015 financial results and operating performance. The conference call will feature: Chief Executive Officer A. William Stein; Chief Investment Officer Scott Peterson; Senior Vice President of Sales & Marketing Matt Miszewski; and Senior Vice President of Finance Matt Mercier.
To participate in the live call, investors are invited to dial +1 (866) 737-5498 (for domestic callers) or +1 (412) 902-6526 (for international callers) at least five minutes prior to start time. A live webcast of the call will be available via the Investors section of Digital Realty’s website at http://investor.digitalrealty.com.
Telephone and webcast replays will be available one hour after the call until June 5, 2015. The telephone replay can be accessed by dialing +1 (877) 344-7529 (for domestic callers) or +1 (412) 317-0088 (for international callers) and providing the conference ID# 10062842. The webcast replay can be accessed on Digital Realty’s website.

About Digital Realty
Digital Realty Trust, Inc. supports the data center and colocation strategies of more than 600 firms across its secure, network-rich portfolio of data centers located throughout North America, Europe, Asia and Australia. Digital Realty’s clients include domestic and international companies of all sizes, ranging from financial services, cloud and information technology services, to manufacturing, energy, gaming, life sciences and consumer products.
Additional information about Digital Realty is included in the Company Overview, available on the Investors page of Digital Realty’s website at www.digitalrealty.com. The Company Overview is updated periodically, and may disclose material information and updates. To receive e-mail alerts when the Company Overview is updated, please visit the Investors page of Digital Realty’s website.

Contact Information
John J. Stewart
Senior Vice President
Investor Relations
Digital Realty Trust, Inc.
+1 (415) 738-6500

Consolidated Quarterly Statements of Operations	Financial Supplement
Unaudited and in thousands, except share and per share data	First Quarter 2015

	Three Months Ended
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Rental revenues	$319,166	$319,816	$317,064	$313,420	$305,786
Tenant reimbursements - Utilities	59,764	59,830	65,604	62,063	59,177
Tenant reimbursements - Other	26,065	28,887	26,605	23,625	24,444
Fee income	1,614	1,871	2,748	1,466	1,183
Other	—	1,812	165	873	—
Total Operating Revenues	$406,609	$412,216	$412,186	$401,447	$390,590

Utilities	$62,970	$62,560	$69,388	$65,432	$62,087
Rental property operating	34,650	33,211	32,017	33,312	30,659
Repairs & maintenance	26,943	31,783	29,489	28,052	25,150
Property taxes	23,263	23,053	25,765	20,595	22,125
Insurance	2,155	2,180	2,145	1,896	2,422
Change in fair value of contingent consideration	(43,034)	(3,991)	(1,465)	766	(3,403)
Depreciation & amortization	129,073	133,327	137,474	137,092	130,620
General & administrative	19,798	21,480	20,709	20,061	18,248
Severance related accrual, equity acceleration, and legal expenses	1,396	—	—	260	12,430
Transactions	93	323	144	755	81
Impairment of investments in real estate	—	113,970	12,500	—	—
Other expenses	(16)	486	1,648	772	164
Total Operating Expenses	$257,291	$418,382	$329,814	$308,993	$300,583

Operating Income (Loss)	$149,318	($6,166)	$82,372	$92,454	$90,007

Equity in earnings of unconsolidated joint ventures	$4,618	$3,776	$3,455	$3,477	$2,581
Gain on sale of property	17,820	—	—	15,945	—
Gain on contribution of properties to unconsolidated JV	—	—	93,498	—	1,906
Gain on sale of investment	—	14,551	—	—	—
Interest and other income	(2,290)	641	378	(83)	1,727
Interest expense	(45,466)	(46,396)	(48,169)	(49,146)	(47,374)
Tax (expense) benefit	(1,675)	(1,201)	(1,178)	(1,021)	(1,838)
Loss from early extinguishment of debt	—	—	(195)	(293)	(292)
Net Income (Loss)	$122,325	($34,795)	$130,161	$61,333	$46,717

Net (income) loss attributable to noncontrolling interests	(2,142)	961	(2,392)	(993)	(805)
Net Income (Loss) Attributable to Digital Realty Trust, Inc.	$120,183	($33,834)	$127,769	$60,340	$45,912

Preferred stock dividends	(18,455)	(18,455)	(18,455)	(18,829)	(11,726)
Net Income (Loss) Available to Common Stockholders	$101,728	($52,289)	$109,314	$41,511	$34,186

Weighted-average shares outstanding - basic	135,704,525	135,544,597	135,492,618	133,802,622	128,535,995
Weighted-average shares outstanding - diluted	136,128,800	135,544,597	135,946,533	133,977,885	129,136,961
Weighted-average fully diluted shares and units	138,831,268	138,757,650	138,762,045	137,912,511	138,161,544

Net income per share - basic	$0.75	($0.39)	$0.81	$0.31	$0.27
Net income per share - diluted	$0.75	($0.39)	$0.80	$0.31	$0.26

Funds From Operations and Core Funds From Operations	Financial Supplement
Unaudited and in thousands, except per share data	First Quarter 2015

Reconciliation of Net Income to Funds From Operations (FFO)	Three Months Ended
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

Net Income (Loss) Available to Common Stockholders	$101,728	($52,289)	$109,314	$41,511	$34,186
Adjustments:
Noncontrolling interests in operating partnership	2,026	(1,074)	2,272	873	693
Real estate related depreciation & amortization (1)	127,823	132,100	136,289	135,939	129,496
Unconsolidated JV real estate related depreciation & amortization	2,603	2,173	1,934	1,802	1,628
Gain on sale of property	(17,820)	—	—	(15,945)	—
Gain on contribution of properties to unconsolidated joint venture	—	—	(93,498)	—	(1,906)
Impairment of investments in real estate	—	113,970	12,500	—	—
Funds From Operations	$216,360	$194,880	$168,811	$164,180	$164,097

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	675	4,050

Funds From Operations - diluted	$216,360	$194,880	$168,811	$164,855	$168,147

Weighted-average shares and units outstanding - basic	138,407	138,327	138,308	136,615	131,143
Weighted-average shares and units outstanding - diluted (2)	138,831	138,757	138,762	137,912	138,162

Funds From Operations per share - basic	$1.56	$1.41	$1.22	$1.20	$1.25

Funds From Operations per share - diluted (2)	$1.56	$1.40	$1.22	$1.20	$1.22

Reconciliation of FFO to Core FFO	Three Months Ended
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

Funds From Operations - diluted	$216,360	$194,880	$168,811	$164,855	$168,147
Termination fees and other non-core revenues (3)	1,573	(2,584)	(165)	(873)	(2,047)
Gain on sale of investment	—	(14,551)	—	—	—
Significant transaction expenses	93	323	144	755	81
Loss from early extinguishment of debt	—	—	195	293	292
Change in fair value of contingent consideration (4)	(43,034)	(3,991)	(1,465)	766	(3,403)
Equity in earnings adjustment for non-core items	—	—	—	—	843
Severance related accrual, equity acceleration, and legal expenses (5)	1,396	—	—	260	12,430
Other non-core expense adjustments (6)	(30)	453	1,588	651	—
Core Funds From Operations - diluted	$176,358	$174,530	$169,108	$166,707	$176,343

Weighted-average shares and units outstanding - diluted (2)	138,831	138,757	138,762	137,912	138,162

Core Funds From Operations per share - diluted (2)	$1.27	$1.26	$1.22	$1.21	$1.28

(1)	Real Estate Related Depreciation & Amortization:

	Three Months Ended
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Depreciation & amortization per income statement	$129,073	$133,327	$137,474	$137,092	$130,620
Non-real estate depreciation	(1,250)	(1,227)	(1,185)	(1,153)	(1,124)
Real Estate Related Depreciation & Amortization	$127,823	$132,100	$136,289	$135,939	$129,496

(2)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 0 and 6,806 common shares on a weighted average basis for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. See page 14 for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

(3)	Includes one-time fees, proceeds and certain other adjustments that are not core to our business.

(4)
Relates to earn-out contingencies in connection with the Sentrum and Singapore acquisitions. The earn-out contingencies expire in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(5)	Relates to severance and other charges related to the departure of company executives.

(6)
Includes reversal of accruals and certain other adjustments that are not core to our business. Construction management expenses are included in Other expenses on the income statement but are not added back to Core FFO.

Adjusted Funds From Operations (AFFO)	Financial Supplement
Unaudited and in thousands, except per share data	First Quarter 2015

Reconciliation of FFO to AFFO	Three Months Ended
	31-Mar-15 (1)	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

FFO available to common stockholders and unitholders	$216,360	$194,880	$168,811	$164,180	$164,097
Adjustments:
Non-real estate depreciation	1,250	1,227	1,185	1,153	1,124
Amortization of deferred financing costs	2,216	2,207	2,275	2,402	2,085
Amortization of debt discount/premium	582	521	487	359	357
Non-cash compensation	2,795	2,530	2,849	3,396	3,144
Deferred compensation related to equity acceleration	170	—	—	—	5,832
Loss from early extinguishment of debt	—	—	195	293	292
Straight-line rents, net	(13,294)	(18,558)	(17,710)	(19,099)	(20,471)
Above- and below-market rent amortization	(2,324)	(2,273)	(2,370)	(2,553)	(2,787)
Change in fair value of contingent consideration (2)	(43,034)	(3,991)	(1,465)	766	(3,403)
Gain on sale of investment	—	(14,551)	—	—	—
Non-cash tax expense/(benefit)	557	173	50	(287)	900
Capitalized leasing compensation	(3,028)	(6,594)	(6,641)	(6,894)	(6,891)
Recurring capital expenditures (3)	(18,066)	(21,040)	(11,481)	(11,355)	(8,685)
Capitalized internal leasing commissions	(826)	(5,331)	(3,488)	(4,829)	(4,670)
AFFO available to common stockholders and unitholders - basic (4)	$143,359	$129,200	$132,697	$127,532	$130,924

Weighted-average shares and units outstanding - basic	138,407	138,327	138,308	136,615	131,143
Weighted-average shares and units outstanding - diluted (5)	138,831	138,757	138,762	137,912	138,162

AFFO available to common stockholders and unitholders - basic	$143,359	$129,200	$132,697	$127,532	$130,924

Add: Interest and amortization of debt issuance costs on 2029 Debentures	—	—	—	675	4,050

AFFO available to common stockholders and unitholders - diluted	$143,359	$129,200	$132,697	$128,207	$134,974

AFFO per share - diluted (4)	$1.03	$0.93	$0.96	$0.93	$0.98

Dividends per share and common unit	$0.85	$0.83	$0.83	$0.83	$0.83

Diluted AFFO Payout Ratio	82.3%	89.1%	86.8%	89.3%	85.0%

	Three Months Ended
Share Count Detail	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Weighted Average Common Stock and Units Outstanding	138,407	138,327	138,308	136,615	131,143
Add: Effect of dilutive securities (excludes series D convertible preferred stock & 5.50% debentures)	424	430	454	175	213
Add: Effect of dilutive 5.50% exchangeable senior debentures	—	—	—	1,122	6,806
Weighted Avg. Common Stock and Units Outstanding - diluted	138,831	138,757	138,762	137,912	138,162

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring cap-ex (categorized as Enhancements and Other Non-Recurring cap-ex in 2014).  First-generation leasing costs are now classified as Development cap-ex (categorized as recurring cap-ex in 2014).

(2)
Relates to earn-out contingencies in connection with the Sentrum and Singapore acquisitions. The earn-out contingencies expire in July 2015 and November 2020, respectively, and are reassessed on a quarterly basis. During the first quarter of 2015, we reduced the fair value of the earnout related to Sentrum by approximately $44.8 million.  The adjustment was the result of an evaluation by management that no additional leases would be executed for vacant space by the contingency expiration date.

(3)	For a definition of recurring capital expenditures, see page 37.

(4)	For a definition and discussion of AFFO, see page 46. For a reconciliation of net income available to common stockholders to FFO, see page 13.

(5)
For all periods presented, we have excluded the effect of dilutive series E, series F, series G and series H preferred stock, as applicable, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series E, series F, series G and series H preferred stock, as applicable, which we consider highly improbable. In addition, we had a balance of $0, $0 and $266,400 of 5.50% exchangeable senior debentures due 2029 that were exchangeable for 0, 0 and 6,806 common shares on a weighted average basis for the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively. See page 14 for calculations of diluted FFO available to common stockholders and unitholders and weighted average common stock and units outstanding.

Consolidated Balance Sheets	Financial Supplement
Unaudited and in thousands, except share and per share data	First Quarter 2015

	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14
Assets
Investments in real estate:
Real estate	$9,146,341	$9,027,600	$9,213,833	$9,246,540	$9,085,558
Construction in progress	735,544	809,406	876,494	895,811	826,609
Land held for future development	135,606	145,607	146,390	117,878	113,543
Investments in Real Estate	$10,017,491	$9,982,613	$10,236,717	$10,260,229	$10,025,710
Accumulated depreciation & amortization	(1,962,966)	(1,874,054)	(1,840,379)	(1,778,768)	(1,665,421)
Net Investments in Properties	$8,054,525	$8,108,559	$8,396,338	$8,481,461	$8,360,289
Investment in unconsolidated joint ventures	103,475	94,729	94,497	92,619	81,411
Net Investments in Real Estate	$8,158,000	$8,203,288	$8,490,835	$8,574,080	$8,441,700
Cash and cash equivalents	37,329	41,321	36,528	80,926	70,243
Accounts and other receivables (1)	112,995	135,931	140,463	115,888	117,492
Deferred rent	455,834	447,643	442,358	436,443	415,515
Acquired above-market leases, net	34,757	38,605	42,477	47,181	49,521
Acquired in-place lease value and deferred leasing costs, net	434,917	456,962	461,243	470,620	479,940
Deferred financing costs, net	28,243	30,821	33,761	36,914	34,295
Restricted cash	11,934	11,555	13,986	39,778	42,842
Assets associated with real estate held for sale	81,667	120,471	—	—	25,070
Other assets	52,750	40,188	60,356	62,794	64,836
Total Assets	$9,408,426	$9,526,784	$9,722,007	$9,864,624	$9,741,453

Liabilities and Equity
Global unsecured revolving credit facility	$826,906	$525,951	$485,023	$374,641	$790,500
Unsecured term loan	942,006	976,600	1,002,186	1,034,830	1,026,891
Unsecured senior notes, net of discount	2,672,472	2,791,758	2,835,478	2,897,068	2,368,848
Exchangeable senior debentures	—	—	—	—	266,400
Mortgage loans, net of premiums	376,527	378,818	417,042	552,696	554,742
Accounts payable and other accrued liabilities	523,948	605,923	648,314	636,783	614,645
Accrued dividends and distributions	—	115,019	—	—	—
Acquired below-market leases	97,234	104,235	110,708	118,432	123,152
Security deposits and prepaid rent	108,244	108,478	119,696	115,893	116,945
Liabilities associated with assets held for sale	3,228	5,764	—	—	3,610
Total Liabilities	$5,550,565	$5,612,546	$5,618,447	$5,730,343	$5,865,733

Equity
Preferred Stock: $0.01 par value per share, 70,000,000 shares authorized:
Series E Cumulative Redeemable Preferred Stock (2)	$277,172	$277,172	$277,172	$277,172	$277,172
Series F Cumulative Redeemable Preferred Stock (3)	176,191	176,191	176,191	176,191	176,191
Series G Cumulative Redeemable Preferred Stock (4)	241,468	241,468	241,468	241,468	241,468
Series H Cumulative Redeemable Preferred Stock (5)	353,290	353,290	353,300	353,378	289,857
Common Stock: $0.01 par value per share, 215,000,000 shares authorized (6)	1,350	1,349	1,348	1,347	1,279
Additional paid-in capital	3,967,846	3,970,438	3,964,876	3,955,830	3,689,098
Dividends in excess of earnings	(1,110,298)	(1,096,603)	(931,777)	(928,626)	(857,779)
Accumulated other comprehensive (loss) income, net	(91,562)	(45,046)	(20,470)	14,962	13,947
Total Stockholders' Equity	$3,815,457	$3,878,259	$4,062,108	$4,091,722	$3,831,233

Noncontrolling Interests
Noncontrolling interest in operating partnership	$35,596	$29,188	$34,632	$35,632	$37,406
Noncontrolling interest in consolidated joint ventures	6,808	6,791	6,820	6,927	7,081
Total Noncontrolling Interests	$42,404	$35,979	$41,452	$42,559	$44,487

Total Equity	$3,857,861	$3,914,238	$4,103,560	$4,134,281	$3,875,720

Total Liabilities and Equity	$9,408,426	$9,526,784	$9,722,007	$9,864,624	$9,741,453

(1)	Net of allowance for doubtful accounts of $6,439 and $6,302 as of March 31, 2015 and December 31, 2014, respectively.

(2)
Series E Cumulative Redeemable Preferred Stock, 7.000%, $287,500 and $287,500 liquidation preference, respectively ($25.00 per share), 11,500,000 and 11,500,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.

(3)
Series F Cumulative Redeemable Preferred Stock, 6.625%, $182,500 and $182,500 liquidation preference, respectively ($25.00 per share), 7,300,000 and 7,300,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.

(4)
Series G Cumulative Redeemable Preferred Stock, 5.875%, $250,000 and $250,000 liquidation preference, respectively ($25.00 per share), 10,000,000 and 10,000,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.

(5)
Series H Cumulative Redeemable Preferred Stock, 7.375%, $365,000 and $365,000 liquidation preference, respectively ($25.00 per share), 14,600,000 and 14,600,000 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.

(6)	Common Stock: 135,793,668 and 135,626,255 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively.

Components of Net Asset Value (NAV) (1)	Financial Supplement
In thousands	First Quarter 2015

Consolidated Properties Cash Net Operating Income (NOI) (2), Annualized (3)
Internet Gateway (4)	$191,353
Turn-Key Flex® (4)	478,382
Powered Base Building® (4)	191,353
Colo & Non-tech (4)	95,676
less: Partners' share of consolidated JVs	(503)
Dispositions & expirations	(15,000)
1Q15 carry-over & FY15 backlog Cash NOI (stabilized) (5)	53,487
Total Consolidated Cash NOI, Annualized	$994,748

Digital Realty's Pro Rata Share of Unconsolidated Joint Venture Cash NOI
Turn-Key Flex®	$20,837
Powered Base Building®	9,218
Total Unconsolidated Cash NOI, Annualized	$30,055

Other Income
Development and Management Fees (net), Annualized	$6,400

Other Assets
Pre-stabilized inventory, at cost	$358,138
Land held for development	135,606
Development CIP (6)	735,544
less: Investment associated with Backlog NOI	(284,900)
Cash and cash equivalents	37,329
Restricted cash	11,934
Accounts and other receivables, net	112,995
Other assets	52,750
less: Partners' share of consolidated JV assets	(114)
Total Other Assets	$1,159,282

Liabilities
Global unsecured revolving credit facility	$826,906
Unsecured term loan	942,006
Unsecured senior notes	2,672,472
add: Unamortized discounts	14,788
Mortgage loans, excluding premiums	375,981
Accounts payable and other accrued liabilities (7)	523,948
Security deposits and prepaid rents	108,244
Liabilities associated with assets held for sale	3,228
Backlog NOI cost to complete (8)	141,300
Preferred stock, at liquidation value	1,085,000
Digital Realty's share of unconsolidated JV debt	137,569
Total Liabilities	$6,831,442

Diluted Shares and Units Outstanding	138,831

(1)	Includes Digital Realty's share of backlog leasing at unconsolidated joint venture properties.

(2)	For a definition and discussion of NOI and Cash NOI and a reconciliation of operating income to NOI and Cash NOI, see page 46-47.

(3)
Annualized Cash NOI is calculated by multiplying results for the most recent quarter by four. Annualized results may not be indicative of any four-quarter period and do not take into account scheduled lease expirations, among other things. Annualized data is presented for illustrative purposes only.

(4)
Reflects annualized 1Q15 Cash NOI of $956.8 million. NOI is allocated 20% to Powered Base Building®, 50% to Turn-Key Flex®, 20% to Internet Gateway, and 10% to Colo/Non-tech. Actual Cash NOI allocable to each product or property type may be different.

(5)	Estimated Cash NOI related to signed leasing expected to commence in FY14 through FY15. Includes Digital Realty's share of signed leasing at unconsolidated JV properties.

(6)	See page 36 for further details on the breakdown of the CIP balance.

(7)	Includes net deferred tax liability of approximately $130.8 million.

(8)	Includes Digital Realty's share of cost to complete at unconsolidated joint venture properties.

Consolidated Debt Analysis	Financial Supplement
Unaudited, in thousands	First Quarter 2015

	As of March 31, 2015
	Maturity Date	Principal Balance	% of Total Debt	Interest Rate	Interest Rate Including Swaps
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility	November 3, 2018	$826,906
Total Global Unsecured Revolving Credit Facility		$826,906	17%	1.55%
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan	April 16, 2018	$393,031
Hedged variable rate portion of term loan	April 16, 2018	548,975
Total Unsecured Term Loan		$942,006	20%	1.67%	1.97%
Prudential Unsecured Senior Notes
Series C	January 6, 2016	$25,000		9.68%
Series E	January 20, 2017	50,000		5.73%
Total Prudential Unsecured Senior Notes		$75,000	2%
Senior Notes
4.50% notes due 2015 (2)	July 15, 2015	$375,000		4.50%
5.875% notes due 2020	February 1, 2020	500,000		5.88%
5.25% notes due 2021	March 15, 2021	400,000		5.25%
3.625% notes due 2022	October 1, 2022	300,000		3.63%
4.75% notes due 2023	October 13, 2023	444,540		4.75%
4.25% notes due 2025	January 17, 2025	592,720		4.25%
Unamortized discounts		(14,788)
Total Senior Notes		$2,597,472	54%
Total Unsecured Senior Notes		$2,672,472	55%
Mortgage Loans
200 Paul Avenue	October 8, 2015	$68,121		5.74%
8025 North Interstate 35	March 6, 2016	5,991		4.09%
600 West Seventh Street	March 15, 2016	47,379		5.80%
34551 Ardenwood Boulevard	November 11, 2016	51,118		5.95%
2334 Lundy Place	November 11, 2016	37,179		5.96%
1100 Space Park Drive	December 11, 2016	51,071		5.89%
2045 & 2055 Lafayette Street	February 6, 2017	62,275		5.93%
150 South First Street	February 6, 2017	49,103		6.30%
731 East Trade Street	July 1, 2020	3,744		8.22%
Unamortized net premiums		546
Total Mortgage Loans		$376,527	8%
Debt Summary
Total unhedged variable rate debt		$1,219,937	25%
Total fixed rate / hedged variable rate debt		3,597,974	75%
Total Consolidated Debt		$4,817,911	100%		3.99% (3)

Global Unsecured Revolving Credit Facility Detail as of March 31, 2015
	Maximum Available	Existing Capacity (4)	Currently Drawn

Global Unsecured Revolving Credit Facility	$1,902,308	$1,067,302	$826,906

(1)	Maturity dates assume that all extensions will be exercised.

(2)	The company intends to redeem the note in May 2015.

(3)	Debt instruments shown at coupon rates. Weighted average cost of debt is 4.3% including amortization of loan fees.

(4)	Net of letters of credit issued of $8.1 million.

Debt Maturities	Financial Supplement
Unaudited, in thousands	First Quarter 2015

	As of March 31, 2015
	Interest Rate	2015	2016	2017	2018	2019	Thereafter	Total
Global Unsecured Revolving Credit Facility (1)
Global unsecured revolving credit facility		—	—	—	$826,906	—	—	$826,906
Total Global Unsecured Revolving Credit Facility	1.55%	—	—	—	$826,906	—	—	$826,906
Unsecured Term Loan (1)
Unhedged variable rate portion of term loan		—	—	—	$393,031	—	—	$393,031
Hedged variable rate portion of term loan		—	—	—	548,975	—	—	548,975
Total Unsecured Term Loan	1.97% (2)	—	—	—	$942,006	—	—	$942,006
Prudential Unsecured Senior Notes
Series C	9.68%	—	$25,000	—	—	—	—	$25,000
Series E	5.73%	—	—	50,000	—	—	—	50,000
Total Prudential Unsecured Senior Notes	7.05%	—	$25,000	$50,000	—	—	—	$75,000
Senior Notes
4.50% notes due 2015 (3)	4.50%	$375,000	—	—	—	—	—	$375,000
5.875% notes due 2020	5.88%	—	—	—	—	—	500,000	500,000
5.25% notes due 2021	5.25%	—	—	—	—	—	400,000	400,000
3.625% notes due 2022	3.63%	—	—	—	—	—	300,000	300,000
4.75% notes due 2023	4.75%	—	—	—	—	—	444,540	444,540
4.25% notes due 2025	4.25%	—	—	—	—	—	592,720	592,720
Total Senior Notes	4.76%	$375,000	—	—	—	—	$2,237,260	$2,612,260
Mortgage Loans
200 Paul Avenue	5.74%	$68,121	—	—	—	—	—	$68,121
2045 & 2055 Lafayette Street	5.93%	837	1,195	60,243	—	—	—	62,275
34551 Ardenwood Boulevard	5.95%	641	50,477	—	—	—	—	51,118
1100 Space Park Drive	5.89%	648	50,423	—	—	—	—	51,071
150 South First Street	6.30%	619	878	47,606	—	—	—	49,103
600 West Seventh Street	5.80%	1,379	46,000	—	—	—	—	47,379
2334 Lundy Place	5.96%	467	36,712	—	—	—	—	37,179
8025 North Interstate 35	4.09%	202	5,789	—	—	—	—	5,991
731 East Trade Street	8.22%	325	503	546	593	644	1,133	3,744
Total Mortgage Loans	5.92%	$73,239	$191,977	$108,395	$593	$644	$1,133	$375,981

Total unhedged variable rate debt		—	—	—	$1,219,937	—	—	$1,219,937
Total fixed rate / hedged variable rate debt		448,239	216,977	158,395	549,568	644	2,238,393	$3,612,216
Total Debt	3.99%	$448,239	$216,977	$158,395	$1,769,505	$644	$2,238,393	$4,832,153
Weighted Average Interest Rate		4.69%	6.28%	5.98%	1.77%	—	4.81%	3.79%
Summary
Weighted Average Term to Initial Maturity								4.4 Years
Weighted Average Maturity (assuming exercise of extension options)								4.8 Years

(1)	Assumes all extensions will be exercised.

(2)	Interest rate including swaps.

(3)	The company intends to redeem the note in May 2015.
Note: Total excludes ($14,241), net premiums/(discounts) which consists of $546 of loan premiums and ($73), ($4,760), ($591), ($3,092), ($2,469), and ($3,802) of debt discount on 4.50% unsecured senior notes due 2015, 5.875% unsecured senior notes due 2020, 5.25% unsecured senior notes due 2021, 3.625% unsecured senior notes due 2022, 4.75% unsecured senior notes due 2023, and 4.25% unsecured senior notes due 2025, respectively.

Debt Analysis & Covenant Compliance	Financial Supplement
Unaudited	First Quarter 2015

	As of March 31, 2015
	4.500% Notes due 2015 5.875% Notes due 2020 5.250% Notes due 2021		3.625% Notes due 2022 4.750% Notes due 2023 4.250% Notes due 2025	Global Unsecured Revolving Credit Facility
	Required	Actual	Actual	Required	Actual
Debt Covenant Ratios (1)
Total outstanding debt / total assets (2)	Less than 60%	42%	39%	Less than 60% (3)	35%
Secured debt / total assets (4)	Less than 40%	3%	3%	Less than 40%	3%
Total unencumbered assets / unsecured debt	Greater than 150%	254%	273%	N/A	N/A
Consolidated EBITDA / interest expense (5)	Greater than 1.5x	4.9x	4.9x	N/A	N/A
Fixed charge coverage		N/A	N/A	Greater than 1.5x	3.2x
Unsecured debt / total unencumbered asset value (6)		N/A	N/A	Less than 60%	38%
Unencumbered assets debt service coverage ratio		N/A	N/A	Greater than 1.5x	5.3x

(1)
For a definition of the terms used in the table above and related footnotes, please refer to: the Indenture dated January 28, 2010, which governs the 5.875% Notes due 2020; the Indenture dated July 8, 2010, which governs the 4.50% Notes due 2015; the Indenture and Supplemental Indenture No. 1 dated March 8, 2011, which governs the 5.25% Notes due 2021; the Indenture and Supplemental Indenture No. 1 dated September 24, 2012, which governs the 3.625% Notes due 2022; the Indenture dated January 18, 2013, which governs the 4.250% Notes due 2025; the Global Senior Credit Agreement dated as of August 15, 2013, as amended; and the Indenture dated April 1, 2014, which governs the 4.750% Notes due 2023, which are filed as exhibits to our reports filed with the Securities and Exchange Commission.

(2)
This ratio is referred to as the Leverage Ratio, defined as Consolidated Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility. Under the 4.50% Notes due 2015, 5.875% Notes due 2020, and 5.25% Notes due 2021, Total Assets is calculated using Consolidated EBITDA capped at 9.0%. Under the 3.625% Notes due 2022, 4.750% Notes due 2023, and 4.250% Notes due 2025, Total Assets is calculated using Consolidated EBITDA capped at 8.25%. Under the Global Unsecured Revolving Credit Facility, Total Asset Value is calculated using Adjusted Net Operating Income capped at 8.00% for Data Center Assets and 7.50% for Other Assets.

(3)
The Company has the right to maintain a Leverage Ratio of greater than 60.0% but less than or equal to 65.0% for up to four consecutive fiscal quarters during the term of the Facility following an acquisition of one or more Assets for a purchase price and other consideration in an amount not less than 5% of Total Asset Value.

(4)	This ratio is referred to as the Secured Debt Leverage Ratio, defined as Secured Debt / Total Asset Value, under the Global Unsecured Revolving Credit Facility.

(5)	Calculated as current quarter annualized Consolidated EBITDA to current quarter annualized Interest Expense (including capitalized interest and debt discounts).

(6)	Assets must satisfy certain conditions to qualify for inclusion as an Unencumbered Asset under the Global Unsecured Revolving Credit Facility.

Same-Capital Operating Trend Summary	Financial Supplement
Unaudited and in thousands	First Quarter 2015

Stabilized ("Same-Capital") Portfolio (1)

	Three Months Ended
	31-Mar-15	31-Mar-14	% Change	31-Dec-14	% Change
Rental revenues	$194,871	$197,547	(1.4%)	$198,897	(2.0%)
Tenant reimbursements - Utilities	35,316	37,725	(6.4%)	36,357	(2.9%)
Tenant reimbursements - Other	17,186	17,334	(0.9%)	19,214	(10.6%)
Total Revenue	$247,373	$252,606	(2.1%)	$254,468	(2.8%)

Utilities	$36,448	$39,323	(7.3%)	$37,944	(3.9%)
Rental property operating	20,719	19,331	7.2%	20,374	1.7%
Repairs & maintenance	14,036	14,187	(1.1%)	17,180	(18.3%)
Property taxes	14,819	14,213	4.3%	13,676	8.4%
Insurance	1,497	1,788	(16.3%)	1,534	(2.4%)
Total Expenses	$87,519	$88,842	(1.5%)	$90,708	(3.5%)

Net Operating Income (2)	$159,854	$163,764	(2.4%)	$163,760	(2.4%)
Less:
Stabilized straight-line rent	$3,928	$8,390	(53.2%)	$8,815	(55.4%)
Above and below market rent	3,328	3,759	(11.5%)	3,336	(0.2%)
Cash Net Operating Income (3)	$152,598	$151,615	0.6%	$151,609	0.7%

Stabilized Portfolio occupancy at period end (4)	93.4%	93.4%	—%	93.7%	(0.4%)

(1)
Represents properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015 and properties sold or contributed to joint ventures for all periods presented.

(2)	For a definition and discussion of net operating income and a reconciliation of operating income to NOI, see page 46.

(3)	For a definition and discussion of cash net operating income and a reconciliation of operating income to Cash NOI, see page 46.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Unconsolidated joint ventures excluded from same-store / stabilized portfolio in all periods.

Summary of Leasing Activity	Financial Supplement
Leases Signed in the Quarter Ended March 31, 2015	First Quarter 2015

	Turn-Key Flex®		Powered Base Building® (7) (8)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (6)	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM

Number of leases (2)	11	68	1	4	36	177	—	8	2	40	50	297
Rentable Square Feet Leased (3)	108,691	565,457	—	22,000	16,438	94,104		119,709	573	366,065	125,702	1,167,335
Initial stabilized cash rent per square foot	$153	$148		$48	$226	$201		$147	$58	$18	$162	$110
GAAP rent per square foot (4)	$160	$155		$50	$233	$204		$147	$58	$20	$169	$114
Leasing cost per square foot	$49	$54		$4	$83	$61		$38	$7	$32	$54	$45
Weighted Average Lease Term (years)	6.0	6.6	8.3	10.3	4.0	4.3		5.5	2.3	9.5	5.7	7.3

Net Effective Leasing Economics (9)
Base Rent	$164	$160		$53	$236	$210		$154	$58	$21	$173	$118
Rental Concessions	$5	$5		$3	$3	$6		$7	$—	$1	$4	$4
Estimated Opex	$30	$34		$16	$43	$41		$31	$16	$4	$32	$25
Net Rent	$130	$121		$34	$189	$163		$116	$42	$16	$137	$89

Tenant Improvements	$2	$1		$—	$6	$2		$—	$—	$2	$3	$1
Leasing Commissions	$6	$8		$—	$14	$14		$7	$4	$2	$7	$6
Net Effective Rent	$121	$113	$0	$34	$169	$147		$109	$38	$12	$127	$82

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM
Number of leases (2)	3	23	2	16	18	74	N/A	N/A	11	48	34	161
Rentable Square Feet Renewed (3)	32,554	312,500	193,453	660,481	17,781	95,646	N/A	N/A	73,928	321,686	317,716	1,390,313
Expiring cash rent per square foot	$158	$158	$21	$36	$180	$207	N/A	N/A	$17	$22	$43	$72
Renewed cash rent per square foot	$115	$142	$23	$40	$196	$213	N/A	N/A	$19	$24	$41	$71
Cash Rental Rate Change	(26.9%)	(10.2%)	11.8%	9.9%	9.3%	2.7%	N/A	N/A	14.9%	11.1%	(3.2%)	(1.3%)

Expiring GAAP rent per square foot (4)	$142	$144	$19	$33	$174	$198	N/A	N/A	$16	$21	$40	$67
Renewed GAAP rent per square foot (4)	$128	$150	$24	$43	$199	$215	N/A	N/A	$20	$25	$43	$75
GAAP Rental Rate Change	(10.0%)	4.1%	24.5%	28.2%	14.8%	8.6%	N/A	N/A	25.9%	20.1%	9.5%	11.9%

Leasing cost per square foot	$14	$7	$4	$4	$6	$3	N/A	N/A	$1	$9	$4	$6
Weighted Average Lease Term (years)	4.8	5.0	5.8	7.8	2.3	2.1	N/A	N/A	5.0	5.8	5.3	6.3

Retention Ratio (5)	46%	80%	90%	91%	65%	81%	N/A	N/A	37%	64%	62%	80%

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Based on square feet.

(6)	Includes leases for new and re-leased space.

(7)	Current quarter activity for Powered Base Building® is a power expansion without square feet.

(8)	Current quarter retention excludes two PBB terminations; one resulting from a disposition and second terminated early and released to enterprise customer.

(9)	All dollar amounts are per square foot average over lease term.

Note:	LTM is last twelve months, including current quarter.

Summary of Leasing Activity	Financial Supplement
Leases Commenced in the Quarter Ended March 31, 2015	First Quarter 2015

	Turn-Key Flex®		Powered Base Building® (6)		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - New (1) (5)	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM

Number of leases (2)	17	72	2	5	38	179	2	2	7	47	66	305
Rentable Square Feet Leased (3)	143,821	656,913	—	182,000	17,915	102,653	36,224	36,224	22,124	213,377	220,084	1,191,167
Initial stabilized cash rent per square foot	$133	$145		$60	$222	$188	$138	$138	$27	$21	$131	$113
GAAP rent per square foot (4)	$138	$152		$72	$226	$191	$153	$153	$29	$24	$137	$120
Leasing cost per square foot	$33	$38		$1	$46	$53	$25	$25	$28	$41	$32	$34
Weighted Average Lease Term (years)	6.1	6.5	14.1	14.4	3.8	4.5	14.1	14.1	7.9	9.9	7.4	8.4

Net Effective Leasing Economics (7)
Base Rent	$142	$157		$72	$230	$197	$157	$157	$31	$25	$141	$124
Rental Concessions	$4	$5		$—	$4	$6	$4	$4	$2	$1	$3	$4
Estimated Opex	$32	$32		$2	$38	$42	$13	$13	$10	$10	$28	$24
Net Rent	$106	$120		$70	$187	$149	$140	$140	$20	$15	$110	$97

Tenant Improvements	$1	$1		$—	$5	$2	$—	$—	$3	$3	$1	$1
Leasing Commissions	$4	$5		$—	$9	$12	$5	$5	$1	$1	$4	$4
Net Effective Rent	$101	$114		$70	$173	$136	$135	$135	$16	$11	$104	$91

	Turn-Key Flex®		Powered Base Building®		Colocation		Custom Solutions		Non-Tech		Total
Leasing Activity - Renewals (1)	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM	1Q15	LTM
Number of leases (2)	4	24	2	17	18	78	N/A	N/A	14	52	38	171
Rentable Square Feet Renewed (3)	36,279	316,225	193,453	664,901	18,588	105,256	N/A	N/A	75,246	343,343	323,566	1,429,725
Expiring cash rent per square foot	$160	$158	$21	$37	$179	$203	N/A	N/A	$17	$22	$44	$72
Renewed cash rent per square foot	$121	$142	$23	$40	$196	$210	N/A	N/A	$19	$24	$43	$71
Cash Rental Rate Change	(24.8%)	(10.2%)	11.8%	8.9%	9.0%	3.5%	N/A	N/A	14.5%	11.0%	(3.4%)	(1.3%)

Expiring GAAP rent per square foot (4)	$143	$144	$19	$33	$174	$194	N/A	N/A	$16	$21	$41	$67
Renewed GAAP rent per square foot (4)	$132	$150	$24	$43	$198	$214	N/A	N/A	$20	$25	$45	$75
GAAP Rental Rate Change	(7.7%)	4.2%	24.5%	30.7%	14.1%	10.1%	N/A	N/A	25.2%	21.1%	9.5%	12.8%

Leasing cost per square feet	$14	$7	$4	$4	$6	$8	N/A	N/A	$1	$9	$5	$6
Weighted Average Lease Term (years)	4.5	5.0	5.8	7.7	2.2	2.6	N/A	N/A	4.9	5.6	5.3	6.2

(1)	Excludes short-term, roof and garage leases.

(2)	The number of leases represents the leased-unit count; a lease may include multiple units.

(3)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including power, required support space and common area.

(4)	Rental rates represent annual estimated cash rent per rentable square foot, adjusted for straight-line rents in accordance with GAAP.

(5)	Includes leases for new and re-leased space.

(6)	Current quarter activity for Powered Base Building® is a power expansion without square feet.

(7)	All dollar amounts are per square foot average over lease term.

Note:	LTM is last twelve months, including current quarter.

Lease Expirations and Lease Distribution	Financial Supplement
Dollars in thousands, except per square foot	First Quarter 2015

Lease Expirations

Year	Square Footage of Expiring Leases (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration
Available	1,709,404	8.3%		—
Month to Month (3)	111,275	0.5%	$8,046	0.6%	$72	$72	$8,047
2015	1,089,639	5.3%	73,731	5.9%	68	68	74,241
2016	1,165,761	5.7%	85,750	6.9%	74	76	88,080
2017	1,570,033	7.6%	89,084	7.2%	57	59	92,897
2018	1,667,189	8.1%	132,576	10.7%	80	85	142,035
2019	2,515,935	12.2%	193,141	15.6%	77	86	216,278
2020	1,520,805	7.4%	115,981	9.3%	76	88	133,455
2021	1,563,224	7.6%	93,821	7.6%	60	69	108,093
2022	1,498,180	7.3%	74,763	6.0%	50	59	87,844
2023	882,286	4.3%	60,473	4.9%	69	84	74,476
2024	1,177,031	5.7%	94,604	7.6%	80	99	117,086
Thereafter	4,084,523	19.9%	219,199	17.7%	54	75	305,266
Total / Wtd. Avg.	20,555,283	100.0%	$1,241,169	100.0%	$66	$77	$1,447,797

Lease Distribution

Square Feet Under Lease	Total Net Rentable Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent
Available	1,709,404	8.3%	—	—
2,500 or less	785,066	3.8%	81,483	6.6%
2,501 - 10,000	2,407,311	11.7%	240,347	19.4%
10,001 - 20,000	3,767,998	18.3%	381,273	30.7%
20,001 - 40,000	3,268,758	15.9%	237,579	19.1%
40,001 - 100,000	4,340,980	21.1%	185,571	15.0%
Greater than 100,000	4,275,767	20.9%	114,916	9.2%
Total / Wtd. Avg.	20,555,283	100.0%	$1,241,169	100.0%

(1)
For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Lease Expirations - By Product Type	Financial Supplement
Dollars in thousands, except per square foot	First Quarter 2015

Turn-Key Flex®
Year	Square Footage of Expiring Leases (1)	Annualized Rent (2)	% of Annualized Rent	Annualized Rent Per Occupied Square Foot	Annualized Rent Per Occupied Square Foot at Expiration	Annualized Rent at Expiration

Available	433,318	—	—
Month to Month (3)	2,496	$1,363	0.1%	$546	$546	$1,364
2015	279,745	37,630	3.0%	135	137	38,417
2016	342,815	50,494	4.1%	147	153	52,310
2017	376,570	56,400	4.5%	150	157	59,172
2018	655,011	89,638	7.2%	137	147	96,421
2019	768,338	125,440	10.1%	163	186	142,824
2020	595,370	82,625	6.7%	139	160	95,230
2021	434,033	69,494	5.6%	160	186	80,663
2022	279,699	40,111	3.2%	143	168	47,062
2023	348,584	47,394	3.8%	136	173	60,477
2024	412,535	66,682	5.4%	162	200	82,389
Thereafter	948,786	100,832	8.1%	106	151	143,640
Total / Wtd. Avg.	5,877,300	$768,103	61.9%	$141	$165	$899,967

Powered Base Building®
Available	221,323	—	—
Month to Month (3)	98,589	$4,995	0.4%	$51	$51	$4,995
2015	722,015	24,191	1.9%	34	33	23,914
2016	565,516	15,142	1.2%	27	27	15,393
2017	515,543	5,476	0.4%	11	11	5,626
2018	723,241	25,169	2.0%	35	37	26,559
2019	1,181,951	45,032	3.6%	38	41	48,598
2020	509,350	16,215	1.3%	32	38	19,300
2021	675,888	16,617	1.3%	25	28	18,918
2022	879,358	25,332	2.0%	29	34	29,709
2023	420,923	9,171	0.7%	22	25	10,521
2024	521,890	21,643	1.7%	41	53	27,445
Thereafter	2,408,567	105,992	8.5%	44	61	145,768
Total / Wtd. Avg.	9,444,154	$314,976	25.4%	$34	$41	$376,746

Colocation
Available	208,693	—	—
Month to Month (3)	2,628	$1,436	0.1%	$546	$546	$1,436
2015	47,277	9,631	0.8%	204	204	9,632
2016	70,519	15,707	1.3%	223	225	15,898
2017	70,235	13,219	1.1%	188	199	13,971
2018	54,563	11,288	0.9%	207	223	12,145
2019	101,518	14,623	1.2%	144	159	16,145
2020	60,252	7,968	0.6%	132	160	9,614
2021	9,899	1,334	0.1%	135	146	1,440
2022	25,880	3,553	0.3%	137	171	4,418
2023	13,801	1,633	0.1%	118	130	1,800
2024	12,186	1,709	0.1%	140	178	2,172
Thereafter	29,253	2,738	0.2%	94	123	3,595
Total / Wtd. Avg.	706,704	$84,838	6.8%	$170	$185	$92,268

Non-Technical
Available	846,071	—	—
Month to Month (3)	7,562	$252	—	$33	$33	$252
2015	40,602	2,278	0.2%	56	56	2,279
2016	186,911	4,408	0.4%	24	24	4,478
2017	607,685	13,988	1.1%	23	23	14,128
2018	234,374	6,481	0.5%	28	29	6,910
2019	464,128	8,046	0.6%	17	19	8,711
2020	355,832	9,172	0.7%	26	26	9,311
2021	443,404	6,376	0.5%	14	16	7,071
2022	313,243	5,767	0.5%	18	21	6,655
2023	98,978	2,276	0.2%	23	17	1,679
2024	230,420	4,570	0.4%	20	22	5,079
Thereafter	697,917	9,637	0.8%	14	18	12,263
Total / Wtd. Avg.	4,527,127	$73,252	5.9%	$20	$21	$78,816

(1)
For some properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area. We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2015 multiplied by 12.

(3)	Includes leases, licenses and similar agreements that upon expiration have been automatically renewed on a month-to-month basis.

Note:	Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Top 20 Tenants by Annualized Rent	Financial Supplement
Dollars in thousands	First Quarter 2015

Tenant		Number of Locations	Total Occupied Square Feet (1)	% of Net Rentable Square Feet	Annualized Rent (2)	% of Annualized Rent	Weighted Average Remaining Lease Term in Months
1	CenturyLink, Inc. (3)	43	2,364,033	11.5%	$91,099	7.3%	68
2	IBM (4)	17	673,864	3.3%	86,438	7.0%	81
3	TelX Group, Inc.	12	341,362	1.7%	51,472	4.1%	156
4	Equinix Operating Company, Inc.	11	1,007,550	4.9%	49,755	4.0%	154
5	Facebook, Inc.	4	182,293	0.9%	30,236	2.4%	46
6	AT & T	23	612,256	3.0%	26,108	2.1%	66
7	Morgan Stanley	5	173,061	0.8%	25,535	2.1%	72
8	SunGard Availability Services LP	10	407,548	2.0%	23,785	1.9%	79
9	JPMorgan Chase & Co.	7	222,003	1.1%	22,250	1.8%	70
10	Deutsche Bank AG	3	113,461	0.6%	21,433	1.7%	40
11	NTT Communications Company	7	225,905	1.1%	20,177	1.6%	79
12	Verizon Communications	37	320,703	1.6%	19,717	1.6%	66
13	TATA Communications (UK)	9	166,761	0.8%	18,109	1.5%	82
14	LinkedIn Corporation	2	193,190	0.9%	17,483	1.4%	114
15	Navisite Europe Limited	4	107,678	0.5%	14,935	1.2%	102
16	Amazon	9	301,234	1.5%	13,277	1.1%	57
17	Rackspace US, Inc.	4	122,866	0.6%	12,458	1.0%	141
18	Nomura International PLC	2	63,137	0.3%	12,331	1.0%	58
19	Pfizer, Inc.	1	97,069	0.5%	11,886	1.0%	33
20	Oracle America, Inc.	7	88,947	0.4%	11,855	1.0%	40

	Total / Weighted Average		7,784,921	38.0%	$580,340	46.8%	86

(1)
Occupied square footage is calculated based on leases that commenced on or before March 31, 2015. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2015 multiplied by 12.

(3)
Represents leases with Savvis Communications Corporation and Qwest Communications International, Inc. (or affiliates thereof), which are our direct tenants. CenturyLink, Inc. acquired Qwest in Q2 2011 and Savvis in Q3 2011, and Qwest and Savvis are now wholly-owned subsidiaries of CenturyLink.

(4)	Represents leases with IBM and leases with SoftLayer. IBM acquired SoftLayer in July 2013.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on ownership percentage.

Portfolio Summary	Financial Supplement
As of March 31, 2015	First Quarter 2015

	As of
	Mar 31 2015	Dec 31 2014	Sep 30 2014	Jun 30 2014	Mar 31 2014
Number of Properties (1)
Domestic (2)	89	90	90	91	91
International	27	27	27	27	28
Unconsolidated joint ventures (1)	14	14	14	13	13
Total	130	131	131	131	132

Number of Buildings
Domestic	140	141	140	141	141
International	31	31	31	31	32
Unconsolidated joint ventures	16	16	16	15	15
Total	187	188	187	187	188

Number of Markets
Domestic	20	20	20	20	20
International	11	11	11	11	11
Unconsolidated joint ventures	2	2	2	2	2
Total	33	33	33	33	33

Net Rentable Square Feet (3)
Domestic	17,221,342	17,384,109	17,285,433	17,301,247	17,177,396
International	3,005,619	2,902,497	2,844,972	2,793,793	2,868,163
Unconsolidated joint ventures	1,888,668	1,859,779	1,833,922	1,676,445	1,665,868
Total	22,115,629	22,146,385	21,964,327	21,771,485	21,711,427

Active Development Square Feet (4)
Domestic	1,066,850	1,073,404	1,017,790	1,115,679	1,067,030
International	156,388	231,449	235,902	280,211	268,328
Total	1,223,238	1,304,853	1,253,692	1,395,890	1,335,358

Space Held for Development (5)
Domestic	1,063,115	920,462	936,302	978,328	1,094,152
International	252,184	254,495	311,384	305,210	328,092
Total	1,315,299	1,174,957	1,247,686	1,283,538	1,422,244

Portfolio occupancy (6)	92.1%	93.2%	93.0%	92.8%	92.1%
Digital Realty's share occupancy (7)	91.7%	92.8%	92.6%	92.4%	91.6%
Stabilized "same-capital" pool occupancy (8)	93.4%	93.7%	93.5%	93.5%	93.4%

(1)
Includes 12 properties held in our managed portfolio of unconsolidated joint ventures consisting of 4650 Old Ironsides Drive, Santa Clara, CA, 2950 Zanker Road, San Jose, CA, 4700 Old Ironsides Drive, Santa Clara, CA, 444 Toyama Drive, Sunnyvale, CA, 43915 Devin Shafron Drive (Bldg A), Ashburn, VA, 43790 Devin Shafron Drive (Bldg E), Ashburn, VA, 21551 Beaumeade Circle, Ashburn, VA, 7505 Mason King Court, Manassas, VA, 14901 FAA Boulevard, Fort Worth, TX, 900 Dorothy Drive, Richardson, TX, 33 Chun Choi Street, Hong Kong and 636 Pierce Street, Somerset, NJ; and two properties held in our unconsolidated non-managed joint ventures consisting of 2001 Sixth Avenue, Seattle, WA and 2020 Fifth Avenue, Seattle, WA.

(2)
43915 Devin Shafron Drive (Bldg A) included in the property count for all periods presented because it was separately contributed to our managed unconsolidated joint venture. Not previously included in our property count.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common areas.

(4)	Space under active development includes current Base Building and Data Centers projects in progress. See page 34.

(5)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(6)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures and non-managed unconsolidated joint ventures. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(7)
Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

(8)
Represents consolidated portfolio of properties owned as of December 31, 2013 with less than 5% of total rentable square feet under development. Excludes properties that were undergoing, or were expected to undergo, development activities in 2014-2015 and properties sold or contributed to joint venture. Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common areas.

Portfolio Overview by Product Type	Financial Supplement
Dollars in thousands	First Quarter 2015

Property	Annualized Rent (1)	% of Annualized Rent	% of Property Type Total

Corporate Data Center
Turn-Key Flex®	$646,717	52.1%	68.2%
Powered Base Building®	203,867	16.4%	21.5%
Colocation	48,377	3.9%	5.1%
Non-technical	49,085	4.0%	5.2%
Data Center Total	$948,047	76.4%	100.0%

Internet Gateway Data Center
Turn-Key Flex®	$121,385	9.8%	43.2%
Powered Base Building®	111,109	9.0%	39.5%
Colocation	36,460	2.9%	13.0%
Non-technical	12,125	1.0%	4.3%
Internet Gateway Data Center Total	$281,080	22.6%	100.0%

Non-Data Center
Non-technical	$12,042	1.0%	100.0%
Non-Data Center Total	$12,042	1.0%	100.0%

Total	$1,241,169	100.0%

(1)	Annualized rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2015, multiplied by 12.
Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Turn-Key Flex® & Colocation	Financial Supplement
Product Overview by Market (1)	First Quarter 2015

Market	IT Load MW Capacity (2)	Net Rentable Square Feet (3)	Occupancy % (4)	Leased Square Feet

Northern Virginia	59.6	849,995	96.3%	818,797
Dallas	45.9	716,832	94.1%	674,288
Phoenix	44.4	675,195	82.2%	555,194
Silicon Valley	35.1	397,664	96.1%	382,130
Chicago	29.0	444,680	94.9%	421,815
New York	27.2	533,973	96.4%	514,515
San Francisco	23.5	398,192	80.9%	322,007
Boston	21.1	393,526	93.6%	368,174
Los Angeles	13.3	238,220	91.5%	218,012
Houston	12.6	155,760	81.8%	127,450
Other Markets	21.3	307,428	68.9%	211,808
Total North America	333.1	5,111,465	90.3%	4,614,190

London, United Kingdom	70.2	869,164	91.1%	791,983
Other Markets	12.2	203,034	88.8%	180,325
Total Europe	82.5	1,072,198	90.7%	972,308

Singapore	18.1	225,245	93.2%	209,982
Other Markets	11.5	172,987	84.1%	145,513
Total Asia/Pacific	29.6	398,232	89.3%	355,495

Total	445.2	6,581,895	90.3%	5,941,993

(1)	Excludes any power associated with Powered Base Building® and Non-Technical product types.

(2)	IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space.

(3)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(4)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Note: Represents consolidated portfolio in addition to our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Occupancy Analysis	Financial Supplement
Dollars in thousands	First Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-15	31-Dec-14	TKF & Colo IT Load (6)

North America

Dallas
2323 Bryan Street	Internet Gateway	453,539	—	23,568	$16,866	75.9%	76.2%	2.7
1232 Alma Road	Data Center	105,726	—	—	14,114	99.5%	99.5%	6.8
2501 S. State Hwy. 121	Data Center	831,372	—	—	13,515	98.5%	98.5%	—
4849 Alpha Road	Data Center	125,538	—	—	11,704	100.0%	100.0%	4.5
2440 Marsh Lane	Data Center	135,250	—	—	11,539	77.0%	96.3%	6.8
4025 Midway Road	Data Center	92,386	—	8,204	10,609	98.3%	98.3%	4.4
850 East Collins	Data Center	121,366	—	—	9,039	87.2%	87.2%	6.9
900 Quality Way	Data Center	73,973	39,325	1,624	8,870	100.0%	100.0%	4.6
400 S. Akard	Internet Gateway	269,563	—	—	8,627	94.9%	94.7%	—
11830 Webb Chapel Road	Data Center	365,647	—	—	8,324	98.0%	98.0%	—
950 East Collins	Data Center	101,297	19,989	—	7,860	100.0%	100.0%	6.0
1215 Integrity Drive (7)	Data Center	61,750	56,126	—	4,078	96.8%	96.8%	3.4
904 Quality Way	Data Center	46,750	—	—	979	100.0%	100.0%	—
17201 Waterview Parkway	Data Center	61,750	—	—	704	100.0%	100.0%	—
905 Security Row	Data Center	—	—	—	—	—	—	—
1210 Integrity Drive (8)	Data Center	—	—	—	—	—	—	—
907 Security Row (9)	Data Center	—	138,450	—	—	—	—	—
Total		2,845,907	253,890	33,396	$126,828	93.2%	94.1%	45.9

Northern Virginia
43940 Digital Loudoun Plaza (Bldg G)	Data Center	288,581	104,130	—	$28,963	100.0%	100.0%	18.5
43881 Devin Shafron Drive (Bldg B)	Data Center	180,000	—	—	18,064	99.0%	99.0%	9.0
43791 Devin Shafron Drive (Bldg D)	Data Center	135,000	—	—	12,677	95.8%	99.8%	6.9
43830 Devin Shafron Drive (Bldg F)	Data Center	101,300	—	11,950	12,483	100.0%	95.6%	6.8
44060 Digital Loudoun Plaza (Bldg K)	Data Center	102,251	182,212	—	10,746	81.8%	91.7%	7.2
4050 Lafayette Center Drive	Data Center	42,374	—	—	7,061	99.0%	99.0%	3.4
4030 Lafayette Center Drive	Data Center	72,696	—	—	5,567	100.0%	100.0%	2.4
45901 & 45845 Nokes Boulevard	Data Center	167,160	—	—	4,971	100.0%	100.0%	—
44470 Chilum Place	Data Center	95,440	—	—	4,643	100.0%	100.0%	—
4040 Lafayette Center Drive	Data Center	30,339	—	—	3,924	100.0%	100.0%	2.4
21110 Ridgetop Circle	Data Center	135,513	—	—	3,176	100.0%	100.0%	—
21561 & 21571 Beaumeade Circle	Data Center	164,453	—	—	3,109	100.0%	100.0%	—
1506 & 44874 Moran Rd	Data Center	78,295	—	—	2,441	100.0%	100.0%	—
1807 Michael Faraday Court	Data Center	19,237	—	—	1,864	100.0%	100.0%	0.9
251 Exchange Place	Data Center	70,982	—	—	1,792	100.0%	100.0%	—
43831 Devin Shafron Drive (Bldg C)	Data Center	117,071	—	—	1,609	100.0%	100.0%	—
8100 Boone Boulevard (10)	Data Center	17,015	—	—	639	24.4%	25.3%	0.4
44100 Digital Loudoun Plaza (Bldg J)	Data Center	—	216,000	—	—	—	—	—
Total		1,817,707	502,342	11,950	$123,729	97.8%	98.5%	57.9

New York
365 S Randolphville Road	Data Center	264,792	28,355	58,301	$28,177	96.4%	94.2%	9.0
111 Eighth Avenue (11)	Internet Gateway	116,843	—	—	24,895	100.0%	100.0%	3.2
3 Corporate Place	Data Center	276,931	—	—	19,744	100.0%	100.0%	3.3
60 & 80 Merritt Boulevard	Data Center	210,168	—	17,598	17,746	95.4%	95.4%	6.0
300 Boulevard East	Data Center	346,819	—	22,962	17,355	94.3%	94.0%	2.8
410 Commerce Boulevard (12)	Data Center	27,943	—	—	5,217	100.0%	100.0%	2.3
701 Union Boulevard	Data Center	—	—	—	30	—	—	—
650 Randolph Road	Data Center	—	—	127,790	—	—	—	—
3 Corporate Place Annex	Data Center	—	—	100,515	—	—	—	—
Total		1,243,496	28,355	327,166	$113,164	96.9%	96.3%	26.6

Silicon Valley
3011 Lafayette Street	Data Center	90,780	—	—	$11,197	100.0%	100.0%	6.0
1350 Duane & 3080 Raymond	Data Center	185,000	—	—	10,890	100.0%	100.0%	—
2805 Lafayette Street (13)	Data Center	100,546	23,434	13,440	10,022	85.1%	94.6%	6.9
1500 Space Park Drive	Data Center	51,615	—	—	9,893	100.0%	100.0%	4.9
3105 and 3205 Alfred Street	Data Center	49,858	—	—	9,587	98.8%	98.8%	4.4
1525 Comstock Street	Data Center	42,385	—	—	9,186	100.0%	100.0%	4.5
1100 Space Park Drive	Internet Gateway	106,065	59,232	—	8,620	100.0%	100.0%	2.7
2045 & 2055 LaFayette Street	Data Center	300,000	—	—	7,560	100.0%	100.0%	—
150 South First Street	Data Center	179,761	—	—	7,375	94.7%	95.1%	—
1725 Comstock Street	Data Center	39,643	—	—	7,301	100.0%	100.0%	3.4
1201 Comstock Street	Data Center	24,000	—	—	5,023	100.0%	100.0%	2.3
2334 Lundy Place	Data Center	130,752	—	—	4,801	100.0%	100.0%	—
2401 Walsh Street	Data Center	167,932	—	—	4,068	100.0%	100.0%	—
2403 Walsh Street	Data Center	103,940	—	—	2,518	100.0%	100.0%	—
Total		1,572,277	82,666	13,440	$108,039	98.4%	99.2%	35.1

Occupancy Analysis	Financial Supplement
Dollars in thousands	First Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-15	31-Dec-14	TKF & Colo IT Load (6)
Chicago
350 E Cermak Road	Internet Gateway	1,133,739	—	—	$76,406	98.9%	98.9%	17.7
9333 Grand Avenue	Data Center	109,826	—	7,689	9,194	90.0%	95.5%	6.8
600-780 S. Federal	Internet Gateway	142,283	—	19,264	7,800	87.6%	89.5%	0.9
9355 Grand Avenue	Data Center	51,903	199,597	—	6,859	96.3%	100.0%	3.6
9377 Grand Avenue	Data Center	—	—	166,709	—	—	—	—
Total		1,437,751	199,597	193,662	$100,260	97.0%	97.7%	29.0

San Francisco
200 Paul Avenue	Internet Gateway	481,571	—	18,522	$31,416	91.9%	91.8%	7.5
365 Main Street	Internet Gateway	226,981	—	—	28,281	70.6%	72.6%	8.5
720 2nd Street	Data Center	121,220	—	—	16,799	91.9%	91.7%	7.5
360 Spear Street	Data Center	154,950	—	—	7,906	96.7%	100.0%	—
Total		984,722	—	18,522	$84,402	87.7%	88.7%	23.5

Phoenix
2121 South Price Road	Data Center	508,173	—	—	$51,912	78.4%	75.4%	31.7
120 E. Van Buren	Internet Gateway	287,514	—	—	21,312	83.8%	86.8%	9.6
2055 East Technology Circle	Data Center	76,350	—	—	7,841	89.7%	89.7%	3.1
1900 S. Price Road	Data Center	118,348	—	108,926	—	—	100.0%	—
Total		990,385	—	108,926	$81,065	71.5%	82.8%	44.4

Boston
128 First Avenue	Data Center	274,750	—	—	$23,803	96.0%	96.9%	11.7
55 Middlesex Turnpike	Data Center	101,067	—	—	11,816	90.7%	96.4%	5.1
200 Quannapowitt Parkway	Data Center	143,857	—	67,238	5,878	85.8%	91.6%	2.1
115 Second Avenue	Data Center	66,730	—	—	3,985	100.0%	100.0%	—
105 Cabot Street	Data Center	34,726	—	71,005	3,481	66.5%	66.5%	2.2
600 Winter Street	Data Center	30,400	—	—	791	100.0%	100.0%	—
Total		651,530	—	138,243	$49,754	91.9%	93.9%	21.1

Los Angeles
600 West Seventh Street	Internet Gateway	489,722	—	—	$24,365	97.3%	97.6%	6.1
2260 East El Segundo Boulevard	Data Center	132,240	—	—	11,832	85.9%	85.9%	7.2
200 North Nash Street	Data Center	113,606	—	—	2,752	100.0%	100.0%	—
3015 Winona Avenue	Data Center	82,911	—	—	1,775	100.0%	100.0%	—
Total		818,479	—	—	$40,724	96.1%	96.6%	13.3

Atlanta
375 Riverside Parkway	Data Center	250,191	—	—	$8,717	100.0%	100.0%	2.3
760 Doug Davis Drive	Data Center	334,306	—	—	6,645	99.9%	99.9%	—
101 Aquila Way	Data Center	313,581	—	—	1,486	100.0%	100.0%	—
Total		898,078	—	—	$16,849	100.0%	100.0%	2.3

Houston
Digital Houston	Data Center	404,799	—	22,722	$16,606	86.7%	91.1%	12.6
Total		404,799	—	22,722	$16,606	86.7%	91.1%	12.6

Philadelphia
833 Chestnut Street	Data Center	642,981	—	62,080	$15,260	94.7%	94.7%	1.1
Total		642,981	—	62,080	$15,260	94.7%	94.7%	1.1

St. Louis
210 N Tucker Boulevard	Data Center	258,269	—	77,778	$7,461	64.5%	62.1%	3.9
900 Walnut Street	Internet Gateway	105,776	—	6,490	4,958	96.3%	96.3%	—
Total		364,045	—	84,268	$12,419	73.7%	72.0%	3.9

Denver
11900 East Cornell Avenue	Data Center	285,840	—	—	$6,483	94.3%	94.3%	—
8534 Concord Center Drive	Data Center	85,660	—	—	3,898	100.0%	100.0%	—
Total		371,500	—	—	$10,381	95.6%	95.6%	—

Portland
3825 NW Aloclek Place	Data Center	48,574	—	—	$8,001	100.0%	100.0%	4.5
Total		48,574	—	—	$8,001	100.0%	100.0%	4.5

Austin
7500 Metro Center Drive	Data Center	60,345	—	25,343	$3,947	42.2%	42.2%	4.3
7401 E. Ben White Blvd Building 7 - 9	Data Center	203,235	—	—	1,908	100.0%	100.0%	—
8025 North Interstate 35	Data Center	62,237	—	—	934	100.0%	100.0%	—
7620 Metro Center Drive	Data Center	40,836	—	—	345	63.6%	63.6%	0.3
Total		366,653	—	25,343	$7,133	86.4%	86.4%	4.6

Occupancy Analysis	Financial Supplement
Dollars in thousands	First Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-15	31-Dec-14	TKF & Colo IT Load (6)
Toronto, Canada
371 Gough Road	Data Center	43,502	26,524	27,750	$4,072	95.2%	100.0%	2.7
6800 Millcreek Drive	Data Center	83,758	—	—	2,135	100.0%	100.0%	—
Total		127,260	26,524	27,750	$6,207	98.3%	100.0%	2.7

Sacramento
11085 Sun Center Drive	Data Center	69,048	—	—	$2,964	100.0%	100.0%	—
3065 Gold Camp Drive	Data Center	40,394	—	23,397	2,815	100.0%	100.0%	1.4
Total		109,442	—	23,397	$5,779	100.0%	100.0%	1.4

Minneapolis/St. Paul
1500 Towerview Road	Data Center	328,765	—	—	$5,065	100.0%	100.0%	—
1125 Energy Park Drive	Data Center	78,164	—	—	419	22.2%	22.2%	—
Total		406,929	—	—	$5,484	85.1%	85.1%	—

Miami
36 NE 2nd Street	Internet Gateway	162,140	—	—	$4,600	85.5%	85.5%	—
2300 NW 89th Place	Data Center	64,174	—	—	714	100.0%	100.0%	—
Total		226,314	—	—	$5,315	89.6%	89.6%	—

Charlotte
125 North Myers	Internet Gateway	25,402	—	—	$1,479	100.0%	100.0%	0.8
731 East Trade Street	Internet Gateway	40,879	—	—	1,391	100.0%	100.0%	—
113 North Myers	Internet Gateway	29,218	—	—	994	100.0%	100.0%	—
Total		95,499	—	—	$3,864	100.0%	100.0%	0.8

EUROPE

London, United Kingdom
Unit 21 Goldsworth Park Trading Estate	Data Center	388,996	—	91,004	$56,185	100.0%	100.0%	26.9
Watford (14)	Data Center	133,000	—	—	20,324	97.3%	97.3%	11.2
3 St. Anne's Boulevard	Data Center	96,147	—	—	18,320	89.5%	87.9%	7.2
Croydon (15)	Data Center	120,000	—	—	15,584	100.0%	100.0%	7.9
Fountain Court	Data Center	83,670	—	48,101	8,761	66.0%	72.9%	6.7
Mundells Roundabout	Data Center	113,464	—	—	8,097	100.0%	100.0%	—
Cressex 1	Data Center	50,847	—	—	7,484	100.0%	100.0%	2.9
2 St. Anne's Boulevard	Data Center	30,612	—	—	4,982	100.0%	100.0%	1.4
Principal Park, Crawley	Data Center	66,248	65,902	—	2,846	33.7%	—	6.0
1 St. Anne's Boulevard	Data Center	20,219	—	—	287	100.0%	100.0	—
Total		1,103,203	65,902	139,105	$142,871	92.2%	96.8%	70.2

Paris, France
114 Rue Ambroise Croizat	Internet Gateway	360,920	—	—	$19,070	97.2%	96.0%	4.2
1 Rue Jean-Pierre	Data Center	104,666	—	—	3,980	100.0%	100.0%	—
127 Rue de Paris	Data Center	59,991	—	—	1,706	100.0%	100.0%	—
Liet-dit ie Christ de Saclay	Data Center	21,337	—	—	569	100.0%	100.0%	—
Total		546,914	—	—	$25,324	98.1%	97.4%	4.2

Dublin, Ireland
Unit 9 Blanchardstown Corporate Center	Data Center	120,000	—	—	$8,760	94.1%	94.1%	3.8
Clonshaugh Industrial Estate (Eircom)	Data Center	124,500	—	—	7,358	100.0%	100.0%	—
Clonshaugh Industrial Estate IE	Data Center	20,000	—	—	1,356	100.0%	100.0%	—
Profile Park	Data Center	19,597	—	23,678	879	30.5%	—	2.0
Total		284,097	—	23,678	$18,353	92.7%	90.6%	5.8

Amsterdam, Netherlands
Paul van Vlissingenstraat 16	Data Center	112,472	—	—	$6,346	100.0%	100.0%	2.2
Cateringweg 5	Data Center	55,972	—	—	4,600	100.0%	100.0%	—
Naritaweg 52	Data Center	63,260	—	—	2,286	100.0%	100.0%	—
Liverpoolweg 10 - The Netherlands	Data Center	29,986	—	—	1,151	100.0%	100.0%	—
Gyroscoopweg 2E-2F	Data Center	55,585	—	—	1,089	100.0%	100.0%	—
De President Business Park	Technology Office	—	—	—	—	—	—	—
Total		317,275	—	—	$15,471	100.0%	100.0%	2.2

Manchester, England
Manchester Technopark	Data Center	38,016	—	—	$1,884	100.0%	100.0%	—
Total		38,016	—	—	$1,884	100.0%	100.0%	—

Geneva, Switzerland
Chemin de l Epinglier 2	Data Center	59,190	—	—	$1,498	100.0%	100.0%	—
Total		59,190	—	—	$1,498	100.0%	100.0%	—

Occupancy Analysis	Financial Supplement
Dollars in thousands	First Quarter 2015

						Occupancy (5)
Property	Property Type	Net Rentable Square Feet (1)	Space Under Active Development (2)	Space Held for Development (3)	Annualized Rent (4)	31-Mar-15	31-Dec-14	TKF & Colo IT Load (6)

ASIA PACIFIC

Singapore
29A International Business Park	Data Center	340,243	30,257	—	$46,367	93.7%	91.6%	18.1
Total		340,243	30,257	—	$46,367	93.7%	91.6%	18.1

Melbourne
98 Radnor Drive	Data Center	52,988	—	—	$6,347	71.6%	71.6%	2.9
Deer Park 2 (72 Radnor Drive)	Data Center	43,649	12,553	37,380	5,221	91.6%	71.0%	2.9
Total		96,637	12,553	37,380	$11,568	80.6%	71.3%	5.8

Sydney
1-11 Templar Road (16)	Data Center	40,794	21,152	24,271	$6,654	99.0%	86.4%	2.9
23 Waterloo Road	Data Center	51,990	—	—	1,155	100.0%	100.0%	—
Total		92,784	21,152	24,271	$7,809	99.6%	94.0%	2.9

NON-DATACENTER PROPERTIES

34551 Ardenwood Boulevard	Technology Manufacturing	307,657	—	—	$4,632	50.6%	50.6%	—
2010 East Centennial Circle	Technology Manufacturing	113,405	—	—	3,194	100.0%	100.0%	—
1 Savvis Parkway	Technology Office	156,000	—	—	3,042	100.0%	100.0%	—
8201 E. Riverside Drive Building 4 - 6	Technology Manufacturing	133,460	—	—	1,174	93.1%	85.6%	—
908 Quality Way	Technology Office	14,400	—	—	—	100.0%	100.0%	—
47700 Kato Road & 1055 Page Avenue	Technology Manufacturing	199,352	—	—	—	—	—	—
Total		924,274	—	—	$12,042	61.0%	59.9%	—

Consolidated Portfolio Total/Weighted Average		20,226,961	1,223,238	1,315,299	$1,224,450	91.7%	92.7%	439.9

MANAGED UNCONSOLIDATED JOINT VENTURES

Northern Virginia
43915 Devin Shafron Drive (Bldg A)	Data Center	132,280	—	—	$17,046	100.0%	100.0%	9.0
43790 Devin Shafron Drive (Bldg E)	Data Center	152,138	—	—	3,325	100.0%	100.0%	—
21551 Beaumeade Circle	Data Center	152,504	—	—	2,215	100.0%	100.0%	—
7505 Mason King Court	Data Center	109,650	—	—	1,958	100.0%	100.0%	—
Total		546,572	—	—	$24,543	100.0%	100.0%	9.0

Hong Kong
33 Chun Choi Street	Data Center	136,210	—	—	$14,867	59.1%	75.1%	5.8
Total		136,210	—	—	$14,867	59.1%	75.1%	5.8

Silicon Valley
4650 Old Ironsides Drive	Data Center	124,383	—	—	$4,233	100.0%	100.0%	—
2950 Zanker Road	Data Center	69,700	—	—	3,246	100.0%	100.0%	—
4700 Old Ironsides Drive	Data Center	90,139	—	—	2,184	100.0%	100.0%	—
444 Toyama Drive	Data Center	42,083	—	—	2,000	100.0%	100.0%	—
Total		326,305	—	—	$11,662	100.0%	100.0%	—

Dallas
14901 FAA Boulevard	Data Center	263,700	—	—	$5,318	100.0%	100.0%	—
900 Dorothy Drive	Data Center	56,176	—	—	1,710	100.0%	100.0%	—
Total		319,876	—	—	$7,028	100.0%	100.0%	—

New York
636 Pierce Street	Data Center	108,336	—	—	$3,190	100.0%	100.0%	3.4
Total		108,336	—	—	$3,190	100.0%	100.0%	3.4

Managed Unconsolidated Portfolio Total/Weighted Average		1,437,299	—	—	$61,291	96.1%	98.1%	18.2

Managed Portfolio Total/Weighted Average		21,664,260	1,223,238	1,315,299	$1,285,741	92.0%	93.1%	458.1

Digital Realty Share Total/Weighted Average (17)		20,555,284	1,223,238	1,315,299	$1,241,169	91.7%	92.8%	445.2

NON-MANAGED UNCONSOLIDATED JOINT VENTURES

Seattle
2001 Sixth Avenue	Data Center	400,369	—	—	$33,913	98.7%	98.7%	—
2020 Fifth Avenue	Data Center	51,000	—	—	6,592	100.0%	100.0%	—
Total		451,369	—	—	$40,505	98.8%	98.8%	—

Non-Managed Portfolio Total/Weighted Average		451,369	—	—	$40,505	98.8%	98.8%	—

Portfolio Total/Weighted Average		22,115,629	1,223,238	1,315,299	$1,326,246	92.1%	93.2%	458.1

Occupancy Analysis	Financial Supplement
Dollars in thousands	First Quarter 2015

(1)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(2)	Space under active development includes current Base Building and Data Center projects in progress. See page 34.

(3)	Space held for development includes space held for future Data Center development, and excludes space under active development. See page 38.

(4)	Annualized base rent represents the monthly contractual base rent (defined as cash base rent before abatements) under existing leases as of March 31, 2015 multiplied by 12.

(5)
Occupancy excludes space under active development and space held for development. For some of our properties, we calculate occupancy based on factors in addition to contractually leased square feet, including available power, required support space and common area.

(6)
IT Load MW Capacity represents UPS-backed utility power dedicated to Digital Realty's operated data center space. Excludes any power associated with Powered Base Building® and Non-Technical product types.

(7)	Building formerly referred to as 1215 Datacenter Park.

(8)	Building was razed during Q4 2013 and added to the Land Inventory pursuant to our business plan. See page 38.

(9)	Building formerly referred to as 1301 International Parkway.

(10)	Includes approximately 116,843 rentable square feet from a leasehold interest acquisition.

(11)	Includes approximately 27,943 rentable square feet from a leasehold interest acquisition.

(12)	Includes approximately 17,105 rentable square feet from a leasehold interest acquisition.

(13)	Building formerly referred to as 800 Central Expressway.

(14)	Building formerly referred to as The Chess Building.

(15)	Building formerly referred to as Unit B Prologis Park.

(16)	Building formerly referred to as 1-23 Templar Road.

(17)	Represents consolidated portfolio plus our managed portfolio of unconsolidated joint ventures based on our ownership percentage.

Development Lifecycle - Committed Active Development	Financial Supplement
Dollars in thousands	First Quarter 2015

	Base Building Construction					Data Center Construction										Total Active Development

			A	B	A + B				A	B	A + B							A	B	A + B
Market	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	# of Locations	Total Square Feet	kW	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)	% Leased	Average Expected Completion Period	Est. GAAP Yield. (4)	Est. Stabilized Cash Yield (4)	# of Locations	Total Square Feet	Current Investment (1)	Future Funding Req. (2)	Total Expected Investment (3)
Chicago	1	149,597	$39,091	$4,420	$43,511	1	50,000	3,600	$20,499	$29,179	$49,679	—	2Q15			1	199,597	$59,590	$33,600	$93,189
Dallas	1	120,450	10,706	23,995	34,701	4	133,440	8,175	32,381	60,938	93,320	86.5%	1Q16			4	253,890	43,087	84,933	128,021
New York	—	—	—	—	—	1	28,355	1,800	34,583	13,313	47,896	100.0%	2Q15			1	28,355	34,583	13,313	47,896
N. Virginia	3	341,070	29,940	40,350	70,290	2	161,272	12,600	64,300	76,738	141,037	90.1%	4Q15			3	502,342	94,240	117,088	211,328
Silicon Valley						2	82,666	6,000	50,496	15,151	65,647	86.6%	2Q15			2	82,666	50,496	15,151	65,647
Toronto		—	—	—	—	1	26,524	2,700	19,681	24,268	43,949	100.0%	1Q16			1	26,524	19,681	24,268	43,949
North America	5	611,117	$79,737	$68,765	$148,502	11	482,257	34,875	$221,941	$219,586	$441,527	80.3%		11.1%	10.4%	12	1,093,374	$301,678	$288,351	$590,029

London		—	—	—	—	1	65,902	4,000	33,784	25,747	59,531	100.0%	1Q20			1	65,902	$33,784	$25,747	$59,531
Europe						1	65,902	4,000	$33,784	$25,747	$59,531	100.0%		10.2%	8.8%	1	65,902	$33,784	$25,747	$59,531

Melbourne						1	12,553	1,440	13,295	5,813	19,108	100.0%	2Q15			1	12,553	$13,295	$5,813	$19,108
Singapore						1	30,257	3,000	26,126	14,217	40,343	100.0%	3Q15			1	30,257	26,126	14,217	40,343
Sydney						1	21,152	1,440	11,653	7,048	18,701	—	2Q15			1	21,152	11,653	7,048	18,701
Asia Pacific						3	63,962	5,880	$51,073	$27,079	$78,152	66.9%		13.5%	12.2%	3	63,962	$51,073	$27,079	$78,152

Total	5	611,117	$79,737	$68,765	$148,502	15	612,121	44,755	$306,798	$272,411	$579,210	81.0%		11.4%	10.5%	16	1,223,238	$386,535	$341,177	$727,712

(1)	Represents balances incurred through March 31, 2015.

(2)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.

(3)
For Base Building construction, represents the pro rata share of the acquisition and infrastructure costs related to the specific Base Building project. For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(4)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note:	Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Development Lifecycle - In Service	Financial Supplement
Dollars in thousands	First Quarter 2015

	Pre-Stabilized (1)
Market	# of Locations	Total Square Feet	kW	Total Current Investment (2)	% Leased	Est. GAAP Yield. (3)	Est. Stabilized Cash Yield (3)
Austin	1	34,872	2,240	$35,499	—
Boston	2	11,722	801	11,847	—
Chicago	2	12,695	1,253	18,304	2.4%
Dallas	1	8,375	392	4,010	—
Houston	1	26,801	1,933	22,881	20.7%
New York	3	19,431	1,521	21,625	—
Northern Virginia	1	16,913	1,054	11,565	12.3%
Phoenix	1	64,703	3,687	48,823	73.2%
Silicon Valley	2	14,815	1,382	22,355	49.2%
St. Louis	1	45,818	1,635	26,147	—
North America	15	256,145	15,898	$223,056	24.8%	10.6%	10.0%

Dublin	1	13,613	1,320	$12,924	—
London	3	58,608	6,617	96,522	63.5%
Europe	4	72,221	7,937	$109,446	52.9%	11.2%	10.1%

Melbourne	2	14,088	965	$13,115	74.6%
Singapore	1	12,725	1,000	12,521	—
Asia Pacific	3	26,813	1,965	$25,636	36.6%	13.8%	13.0%

Total	22	355,179	25,800	$358,138	34.3%	11.0%	10.3%

(1)	In service inventory requiring lease commencement.

(2)
For Data Center construction, represents the pro rata share of the acquisition and infrastructure costs, or Base Building construction costs, applicable to the specific Data Center project plus the total direct investment in the specific Data Center project.

(3)
Estimated yields are based on total expected investment amounts and anticipated net operating income from leases signed or other assumptions based on market conditions. These yields are based on current estimates and actual results may vary.

Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Construction Projects in Progress - Total Investments	Financial Supplement
Dollars in thousands, except per square foot	First Quarter 2015

Construction Projects in Progress - Total Investments	Net Rentable Square Feet (6)	Acreage	Current Investment (7)	Future Investment (8)	Total Investment	Total Cost/ Net Rentable Square Foot
Development Lifecycle
Land Inventory (1)	N/A	162.7	$135,606	—	$135,606	—
Development CIP
Space Held for Development (1)	1,315,299	N/A	$306,718	—	$306,718	$233
Base Building Construction (2)	611,117	N/A	79,737	$68,765	148,502	243
Data Center Construction (3)	612,121	N/A	306,798	272,411	579,210	946
Equipment Pool & Other Inventory (4)		N/A	20,402	—	20,402	—
Campus, Tenant Improvements & Other (5)		N/A	21,888	11,823	33,713	—
Total Development CIP	2,538,537		$735,544	$353,000	$1,088,545

Enhancement & Other			$5,771	$8,969	$14,740
Recurring			39,673	54,432	94,105
Total Construction in Progress			$916,595	$416,401	$1,332,997

(1)	Land Inventory and Space Held for Development reflect cumulative cost spent pending future development.

(2)	Base Building Construction consists of ongoing improvements to building infrastructure in preparation for future data center fit-out.

(3)	Data Center Construction includes 612,121 square feet of Turn-Key Flex®, Custom Solutions and Powered Base Building® space.

(4)	Equipment Pool and Other Inventory represents long-lead time equipment and materials required for timely deployment and delivery of data center fit-out.

(5)
Represents improvements in progress as of March 31, 2015 which benefit space recently converted to our operating portfolio and is composed primarily of shared infrastructure projects and first generation tenant improvements.

(6)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(7)	Represents balances incurred through March 31, 2015.

(8)	Represents estimated cost to complete specific scope of work pursuant to contract, budget or approved capital plan.
Note: We capitalize interest on active construction work. Base Building Construction, Data Center Construction, Equipment Pool, Campus Improvements, Enhancements and Recurring are considered active construction work.

Historical Capital Expenditures and Investments in Real Estate	Financial Supplement
Dollars in thousands	First Quarter 2015

	Three Months Ended
	31-Mar-15 (1)	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

Non-Recurring (2)
Development	$125,647	$169,835	$159,410	$172,404	$185,554
Enhancements and Other Non-Recurring	6,194	16,899	16,010	13,955	18,179
Total Non-Recurring	$131,842	$186,734	$175,420	$186,359	$203,733

Recurring (3)	$18,066	$21,040	$11,481	$11,355	$8,685
Recurring	$18,066	$21,040	$11,481	$11,355	$8,685

Total Direct	$149,907	$207,774	$186,901	$197,714	$212,418

Capitalized Interest	$4,346	$4,767	$5,406	$4,889	$5,311
Capitalized Overhead	12,317	12,903	13,348	12,442	11,406
Total Indirect Capital Expenditures	$16,663	$17,670	$18,754	$17,331	$16,717

Timing / FX adjustments	17,247	(17,695)	7,765	(7,946)	(5,017)

Total Improvements to and Advances for Investment in Real Estate	$183,817	$207,749	$213,420	$207,099	$224,118

Consolidated Portfolio Net Rentable Square Feet (4)	20,548,860	20,600,484	20,431,355	20,356,935	20,045,559

(1)
Beginning in the first quarter of 2015, we changed the presentation of certain capital expenditures.  Infrequent expenditures for capitalized replacements and upgrades are now categorized as Recurring cap-ex (categorized as Enhancements and Other Non-Recurring cap-ex in 2014).  First-generation leasing costs are now classified as Development cap-ex (categorized as recurring cap-ex in 2014).

(2)
Non-recurring capital expenditures are primarily for development of space and land, excluding acquisition costs. In addition, these expenditures include certain infrequent expenditures for capitalized replacements, upgrades, or other projects which enhance the existing operating portfolio (e.g., electrical, mechanical and building upgrades).

(3)
Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and leasing commissions. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building, costs which are incurred to bring a building up to Digital Realty's operating standards, or internal leasing commissions.

(4)	For some of our properties, we calculate square footage based on factors in addition to contractually leased square feet, including available power, required support space and common area.

Development Lifecycle - Held for Development	Financial Supplement
Dollars in thousands	First Quarter 2015

	Land Inventory (1)			Space Held for Development

Market	# of Locations	Acres	Current Investment (2)	# of Locations	Total Square Feet	Current Investment (2)
Austin	1	7.2	$1,879	1	25,343	$942
Boston	—	—	—	2	138,243	41,124
Chicago	—	—	—	3	193,662	23,298
Dallas	3	65.7	15,180	3	33,396	3,983
Houston	—	—	—	1	22,722	2,721
New York	1	34.2	43,364	5	327,166	87,643
N. Virginia	1	7.5	4,608	1	11,950	2,128
Philadelphia (3)	—	—	—	1	62,080	—
Phoenix	—	—	—	1	108,926	11,742
Sacramento	—	—	—	1	23,397	6,398
San Francisco	—	—	—	1	18,522	2,352
Silicon Valley	2	9.5	11,836	1	13,440	5,481
St. Louis	—	—	—	2	84,268	11,641
Toronto	—	—	—	1	27,750	9,818
North America (3)	8	124.1	$76,867	24	1,090,865	$209,271

Amsterdam	1	5.4	$11,706	—	—	—
Dublin	1	7.5	9,292	1	23,678	$8,876
London	1	13.4	22,674	2	139,105	76,392
Europe	3	26.3	$43,672	3	162,783	$85,267

Melbourne	—	—	—	1	37,380	$6,347
Osaka	1	3.7	$11,377	—	—	—
Sydney	1	8.6	3,690	1	24,271	5,832
Asia Pacific	2	12.3	$15,067	2	61,651	$12,179

Total	13	162.7	$135,606	29	1,315,299	$306,718

(1)	Represents properties acquired to support ground-up development.

(2)	Represents balances incurred through March 31, 2015. Includes the cost of acquisition as well as cost of improvements since acquisition to prepare for future building construction.

(3)	Current investment amount shown as zero as property has been reclassified to assets associated with real estate held for sale.
Note: Square footage is based on current estimates and project plans, and may change upon completion of the project and due to remeasurement.

Acquisitions/ Dispositions/ Joint Ventures	Financial Supplement
Dollars in thousands	First Quarter 2015

Acquisitions:
Property	Metropolitan Area	Date Acquired	Purchase Price	Acquisition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total			—		—	—	—

Dispositions:
Property	Metropolitan Area	Date Sold	Sale Price	Acquisition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
100 Quannapowitt Parkway	Boston	February 5, 2015	$31,050	5.0%	168,000	—	91.6%
3300 East Birch Street	Los Angeles	March 31, 2015	$14,200	N/A	68,807	—	100.0%
Total			$45,250		236,807

Joint Ventures:
Property	Metropolitan Area	Date Contributed to Joint Venture	Contribution Price	Acquisition Cap Rate (1)	Net Rentable Square Feet (2)	Space Held For Development	% of Total Net Rentable Square Feet Occupied (3)
None
Total

(1)
We calculate the cash capitalization rate on acquisitions, dispositions and joint venture contributions by dividing anticipated annual net operating income by the purchase/sale price/contribution including assumed debt and related pre-payment penalties. Net operating income represents rental revenue and tenant reimbursement revenue from in-place leases, less rental property operating and maintenance expenses, property taxes and insurance expenses, and is not a financial measure calculated in accordance with GAAP. Our calculation of the cash capitalization rate on acquisitions may change, based on our experience operating the properties subsequent to closing of the acquisitions.

(2)
We estimate the total net rentable square feet available for lease based on a number of factors in addition to contractually leased square feet, including available power, required support space and common area.

(3)	Occupancy excludes space under active development and space held for development.

Unconsolidated Joint Ventures ("JVs")	Financial Supplement
Dollars in thousands	First Quarter 2015

	As of March 31, 2015
	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Summary Balance Sheet - at the JV's 100% Share
Undepreciated book value of operating real estate	$120,075	$48,536	$145,675	$441,286	$123,516	$879,088
Accumulated depreciation & amortization	(84,076)	(1,439)	(3,980)	(14,393)	(1,743)	(105,631)
Net Book Value of Operating Real Estate	$35,999	$47,097	$141,695	$426,893	$121,773	$773,457
Other assets	5,842	8,223	39,026	61,450	61,578	176,119
Total Assets	$41,841	$55,320	$180,721	$488,343	$183,351	$949,576

Debt	$104,128	$47,000	—	$208,000	$102,025	$461,153
Other liabilities	5,759	1,218	$8,299	86,683	3,371	105,330
Equity / (deficit)	(68,046)	7,102	172,422	193,660	77,955	383,093
Total Liabilities and Equity	$41,841	$55,320	$180,721	$488,343	$183,351	$949,576

Digital Realty's ownership percentage	50.0%	50.0%	50.0%	20.0%	20.0%

Digital Realty's Pro Rata Share of Unconsolidated JV Debt	$52,064	$23,500	$0	$41,600	$20,405	$137,569

	Three Months Ended March 31, 2015
Summary Statement of Operations - at the JV's 100% Share	2001 Sixth Avenue	2020 Fifth Avenue	33 Chun Choi Street (Hong Kong)	Prudential	Griffin	Total
Total revenues	$10,550	$2,146	$4,284	$9,946	$4,924	$31,850
Operating expenses	(3,223)	(344)	(1,041)	(1,474)	(2,093)	(8,175)
Net Operating Income (NOI)	$7,327	$1,802	$3,243	$8,472	$2,831	$23,675
Straight-line rent	(84)	(311)	(1,029)	(677)	(427)	(2,528)
Cash Net Operating Income (NOI)	$7,243	$1,491	$2,214	$7,795	$2,404	$21,147

Interest expense	($1,661)	($386)	—	($1,464)	($871)	($4,382)
Depreciation & amortization	(1,863)	(209)	($1,312)	(3,171)	(2,228)	(8,783)
Other income / (expense)	1	1	(339)	(77)	(70)	(484)
Total Non-Operating Expenses	($3,523)	($594)	($1,651)	($4,712)	($3,169)	($13,649)

Net Income	$3,804	$1,208	$1,592	$3,760	($338)	$10,026

Digital Realty's ownership percentage	50%	50%	50%	20%	20%

Digital Realty's Pro Rata Share of Unconsol. JV NOI	$3,664	$901	$1,622	$1,694	$566	$8,448

Digital Realty's Pro Rata Share of Unconsol. JV CASH NOI	$3,622	$746	$1,107	$1,559	$481	$7,515

Digital Realty's Earnings (loss) from unconsolidated joint ventures (1)	$1,996	$603	$796	$766	$457	$4,618

Digital Realty's Pro Rata Share of FFO (2)	$2,928	$708	$1,452	$1,400	$903	$7,390

Digital Realty's Fee Income from Joint Venture	$0	$0	$99	$871	$393	$1,363

(1)	Values represent Digital Realty's basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

(2)	For a definition of FFO, see page 46.

External Growth Pipeline	Financial Supplement
Central - Chicago	First Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
9333 W. Grand Ave., Franklin Park, IL	117,515	7.3	90.0%	Completed
9355 W. Grand Ave., Franklin Park, IL	251,500	14.4	25.3%	Active development - base building and data center
9377 W. Grand Ave., Franklin Park, IL	166,709	10.8	—	Planned for future ground-up development

Asset

•	Digital Chicago Campus – 9333, 9355 and 9377 W. Grand Avenue, Franklin Park IL

Background

•	In May 2012, Digital Realty acquired the three-building, 22-acre campus and created the Digital Chicago Campus.

•
Based on strong demand for our Turn-Key Flex® data center product, as well as limited supply in the market, the first phase of construction began with the redevelopment of the 9333 W. Grand Ave. building in August 2012 to accommodate 117,515 square feet and provide 6.8 MW of IT Load.

•
As market conditions continued to show limited supply of competitive space along with strong leasing activity in phase one, redevelopment of the 9355 W. Grand Ave. building commenced in June 2013 to accommodate 251,500 square feet and 14.4MW of IT Load in eight 1,800 kW data centers.

Opportunity

•	Upon completion, the Digital Chicago Campus will have development potential of 535,724 square feet to support 18 Turn-Key Flex® data centers that will provide 32 MW of IT Load.

•	Campus utility service is provided by ComEd with 60 MW delivered by multiple 34.5kV services.

•	The 9333 W. Grand Ave. building includes four Turn-Key Flex® data centers and is 90.0% leased based upon total IT Load compared to 95.5% based upon space and power delivered.

•
The second phase, 9355 W. Grand Ave., is currently under active redevelopment, with the first two 1,800 kW data center completed and leased. The third and fourth 1,800 kW data centers are under construction and scheduled to deliver Q2 and Q3 - 2015 and a lease was signed for both of these data centers in April 2015. The remaining four 1800 kW data centers will be developed based upon customer demand.

•
The third phase is planned for a future ground-up development located where the 9377 W. Grand Ave. building is sited today. The site is currently planned for a 166,709 square foot building to accommodate 10.8 MW of IT Load in six 1,800 kW Turn-Key Flex® data centers.

External Growth Pipeline	Financial Supplement
Central - Dallas	First Quarter 2015

Master Plan

E. Collins Blvd.
750 E. COLLINS
122 mW SUB-STATION
850 E. COLLINS
950 E. COLLINS
Quality Way
Alma Road
1232 ALMA RD.
Integrity Drive
900 QUALITY WAY
904 QUALITY WAY
908 QUALITY WAY
Commerce Drive
International Parkway
1210 INTEGRITY DRIVE
+
905 SECURITY ROW
907 SECURITY ROW
1215 INTEGRITY DRIVE
Security Row
Completed and Stabilized Development
Current Development
Planned for Future Development

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
850 E. Collins Blvd., Richardson, TX	121,366	6.9	92.0%	Completed. 0.6 MW under option expected to increase Leased % to 100%
904 Quality Way, Richardson, TX	46,750	4.5	100.0%	Completed
1232 Alma Rd., Richardson, TX	105,726	6.8	100.0%	Completed
950 E. Collins Blvd., Richardson, TX	121,286	7.2	100.0%	Active Development - data centers
1215 Integrity Drive, Richardson, TX	117,876	6.8	100.0%	Active Development - data centers
900 Quality Way, Richardson, TX	114,922	7.0	100.0%	Active Development - data centers
907 Security Row, Richardson, TX	139,000	8.4	—	Active development - base building and data centers
1210 Integrity Drive & 905 Security Row, Richardson, TX	466,000	28.8	—	Planned for future ground-up development
908 Quality Way, Richardson, TX	66,000	4.8	—	Planned for future ground-up development
750 E. Collins Boulevard, Richardson, TX	TBD	TBD	—	Planned for future management office
Asset

•	Digital Dallas Campus is a 70-acre master-planned property located within the renowned “Telecom Corridor” of Richardson, TX, a suburb of Dallas.
Background

•	Originally acquired in 2009 as part of a 60/40 joint venture. Digital Realty subsequently acquired the entire ownership interest in 2011.

•	Development has included a mix of redevelopment and ground-up construction of Powered Base Buildings® and multi-tenant data centers, and a Digital Realty owned 122 MW sub-station.

•	In five years, Digital Realty has completed or actively developed 767,000 square feet in seven buildings.

•
The campus has approximately 33.4 MW of IT Load currently in operation, with approximately 1.2 MW of leased data center space that is under construction and 4.6 MW of IT Load in leased data center shell space pending commencement of construction.

•
Construction commenced October 2014 on the 907 Security Row building to accommodate 8.4 MW of IT Load in seven 1.2 MW data centers. The 139,000 square foot Power Based Building and the first 1.2 MW data center are scheduled to be delivered in July 2015.

Opportunity

•
The campus has a little over 18 acres of land available at sites highlighted above as "Planned for Future Development" for new one and two-story ground-up development that could support four new buildings and would increase the size of the campus by another 532,000 square feet.

•	New buildings planned for future development have the potential to add another 33.6 MW of IT Load to the Digital Dallas Data Campus.

External Growth Pipeline	Financial Supplement
East - Northern Virgina	FIrst Quarter 2015

Master Plan

CAMPUS
MASTER PLAN
SCHEME 7.2.12
1,154,000 SF
SHELLHORN
Building E
Building F
Building A
150 mW Sub-Station
Building H
Building J
Building K
DEVIN SHAFRON DRIVE
Building D
Building C
Building B
Building G1
Building G2
GREENWAY
LOUDOUN COUNTY PARKWAY

Completed and Stabilized Development Existing Campus: Bldgs. A, B, C, D, E & F

Current Development: Bldgs. G, K & J Loudoun Parkway North

Planned for Future Development: Bldg. H Loudoun Parkway North

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
43940 Digital Loudoun Plaza (Bldg. G)	392,711	25.7	85.8%	Active development - data center with 3.6 MW under option
44060 Digital Loudoun Plaza (Bldg. K)	284,463	19.8	65.1%	Active development - base building and data centers
43780 Digital Loudoun Plaza (Bldg. H)	244,000	14.4	—	Planned for future ground-up development
44100 Digital Loudoun Plaza (Bldg. J)	216,000	14.4	—	Active development - base building
Asset

•	Existing Campus - Digital Ashburn Campus (Buildings A, B, C, D, E and F), Devin Shafron Drive, Ashburn, VA

•	Campus Expansion – Digital Ashburn Campus (Buildings G, H, J and K), Digital Loudoun Plaza, Ashburn, VA
Background

•	Digital Realty originally acquired three existing shell buildings (Buildings B, C and D) and developed the Digital Ashburn Campus in 2007.

•
Based on strong demand for Turn-Key Flex® data centers, the existing campus was expanded through a land acquisition in 2009 and Digital Realty developed three additional single-story buildings (Buildings A, E and F), bringing the combined existing campus to 829,739 rentable square feet.

•	The campus was expanded in 2011 with the Loudoun Parkway North land acquisition, bringing the total campus to 98 acres.
Opportunity

•
Loudoun Parkway North campus is master-planned for four, two-story buildings (Buildings G, H, J and K), that upon completion, will provide 1,137,174 rentable square feet to support sixty-two Turn-Key Flex® data centers capable of supporting 74.3 MW of IT Load.

•	The site is supported by a dedicated sub-station capable of supplying 150 MW of power.

•
Building G, the first building on the expanded campus, was designed and constructed in two phases. The first phase is complete and the data center space is 100% leased and includes 10 Turn-Key Flex® data centers which provide 11.3 MW of IT Load. The second phase is under construction and will include 12 Turn-Key Flex® data centers which will provide 14.4 MW of IT Load and is currently 74.8% leased. The combined first and second phases are 85.8% leased. Upon exercise of an existing tenant's options, and commencement of backlog for 3.6 MW of Turn-Key Flex® data centers, Building G is expected to be 98% leased. The remaining 2% of vacant space relates to non-technical space expected to be absorbed by existing tenants as they occupy their data center spaces.

•
Building K is under construction to deliver 19.8 MW of IT Load in 16 Turn-Key Flex® data centers with 7.2 MW IT Load delivered and 9 MW of IT Load is currently under development. Three remaining 1200 kW data centers are reading for construction of Turn-Key Flex® data centers based upon customer demand. Building K has leased 14 MW or 70.4% of its total IT Load; including non-technical space the building is 65.1% leased.

•	Building J is designed to accommodate 14.4 MW of IT Load and construction of the base building has commenced for delivery in 1Q2016.

•	Building H is designed to accommodate 14.4 MW of IT Load and is planned for future development based on market demand.

External Growth Pipeline	Financial Supplement
East - New York	First Quarter 2015

Master Plan

Property Address	Sq. Ft.	IT Load MW Capacity (1)	Leased % (2)	Development Status
365 S. Randolphville (Existing)	264,792	9.0	99.2%	Completed
365 S. Randolphville (Addition)	86,656	5.4	33.3%	Active development - data centers
3 Corporate Place	276,931	3.3	100.0%	Completed
3 Corporate Place Annex	100,515	7.2	—	Planned for development - base building
Asset

•	3 Corporate Place, Piscataway, NJ

•	365 South Randolphville Road, Piscataway, NJ
Background

•	Located in the New York metropolitan market within close proximity to Rutgers University, Digital Piscataway campus is an existing two-building campus recently expanded by 187,171 square feet.

•	Completed Power Based Building improvements include a 86,656 square foot addition to 365 S. Randolphville Road and a free-standing 100,515 square foot annex at 3 Corporate Place.

•	A private 69KV on-site substation with 2 independent feeds each capable of supporting the entire site load creates a robust supply of power.
Opportunity

•
The 86,656 square foot addition to 365 S. Randolphville Road expanded the existing 264,792 square foot building to 351,448 square feet and provides an additional 5.4 MW of IT Load. Digital Realty has leased 1.8 MW of IT Load and plans to actively develop the remaining 3.6 MW of IT Load to meet current demand.

•	The 100,515 rentable square foot Annex at 3 Corporate Place provided capacity to add an additional 7.2 MW of IT Load and is ready to commence construction of data centers.

•
The campus is a premier, state-of-the-art facility, positioned to serve the expanding requirements of the financial services industry, and can take advantage of significant opportunities in the health care, telecommunications and government sectors in the New York metro area.

(1)	IT Load MW Capacity represents UPS-backed power dedicated to Digital Realty's operated data center space and excludes any power associated with Power Based Building and non-technical space.

(2)
Leased percentages include preleased space and will not necessarily be the same as reported occupancy percentages in the Occupancy Analysis (pg.29-33) due to differences between lease execution and occupancy dates.

Reconciliation of Earnings Before Interest, Taxes, Depreciation, and Amortization and Financial Ratios	Financial Supplement
Unaudited and in thousands	First Quarter 2015

Reconciliation of Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA) (1)	Three Months Ended
	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

Net Income (Loss) Available to Common Stockholders	$101,728	($52,289)	$109,314	$41,511	$34,186
Interest	45,466	46,396	48,169	49,146	47,374
Loss from early extinguishment of debt	—	—	195	293	292
Tax expense (benefit)	1,675	1,201	1,178	1,021	1,838
Depreciation & amortization	129,073	133,327	137,474	137,092	130,620
Impairment of investments in real estate	—	113,970	12,500	—	—
EBITDA	$277,942	$242,605	$308,830	$229,063	$214,310
Change in fair value of contingent consideration	(43,034)	(3,991)	(1,465)	766	(3,403)
Severance accrual and equity acceleration	1,396	—	—	260	12,430
Gain on sale of property	(17,820)	—	—	(15,945)	—
Gain on contribution of properties to unconsolidated joint venture	—	—	(93,498)	—	(1,906)
Gain on sale of investment	—	(14,551)	—	—	—
Noncontrolling interests	2,142	(961)	2,392	993	805
Preferred stock dividends	18,455	18,455	18,455	18,829	11,726
Adjusted EBITDA	$239,081	$241,557	$234,714	$233,966	$233,962

	Three Months Ended
Financial Ratios	31-Mar-15	31-Dec-14	30-Sep-14	30-Jun-14	31-Mar-14

Total GAAP interest expense	$45,466	$46,396	$48,169	$49,146	$47,374
Capitalized interest	4,346	4,767	5,406	4,889	5,311
Change in accrued interest and other non-cash amounts	13,477	(16,152)	14,003	(23,619)	15,139
Cash Interest Expense (2)	$63,289	$35,011	$67,578	$30,416	$67,824

Scheduled debt principal payments	$2,255	$2,452	$3,039	$3,005	$3,343
Preferred dividends	18,455	18,455	18,455	18,829	11,726
Total Fixed Charges (3)	$70,522	$72,070	$75,069	$75,869	$67,754

Coverage
Interest coverage ratio (4)	4.8	4.7	4.4	4.3	4.4
Cash interest coverage ratio (5)	3.8	6.9	3.5	7.7	3.4
Fixed charge coverage ratio (6)	3.4	3.4	3.1	3.1	3.5
Cash fixed charge coverage ratio (7)	2.8	4.3	2.6	4.5	2.8

Leverage
Debt to total enterprise value (8) (9)	32.0%	31.3%	32.8%	34.7%	38.5%
Debt plus preferred stock to total enterprise value (10)	39.2%	38.5%	40.2%	42.4%	46.3%
Pre-tax income to interest expense (11)	3.7	0.3	3.7	2.2	2.0
Net Debt to Adjusted EBITDA (12)	5.0	4.8	5.0	5.1	5.3

(1)	For definition and discussion of EBITDA and Adjusted EBITDA, see page 46.

(2)
Cash interest expense is interest expense less amortization of debt discount and deferred financing fees and includes interest that we capitalized. We consider cash interest expense to be a useful measure of interest as it excludes non-cash based interest expense.

(3)	Fixed charges consist of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends.

(4)	Adjusted EBITDA divided by GAAP interest expense plus capitalized interest.

(5)	Adjusted EBITDA divided by cash interest expense.

(6)	Adjusted EBITDA divided by fixed charges.

(7)	Adjusted EBITDA divided by the sum of cash interest expense, scheduled debt principal payments and preferred dividends.

(8)
Mortgage debt and other loans divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding common stock and operating partnership units, assuming the redemption of operating partnership units for shares of our common stock.

(9)	Enterprise value defined as market value equity plus debt plus preferred stock plus minority interest less cash and equivalents.

(10)	Same as (8), except numerator includes preferred stock.

(11)	Calculated as net income plus interest expense divided by GAAP interest expense.

(12)	Calculated as total debt at balance sheet carrying value (see page 6) less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.

Management Statements on Non-GAAP Measures	Financial Supplement
First Quarter 2015

Funds from Operations (FFO):
We calculate funds from operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Core Funds from Operations:
We present core funds from operations, or core FFO, as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate core FFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) gain on sale of investment, (iii) significant transaction expenses, (iv) loss from early extinguishment of debt, (v) change in fair value of contingent consideration, (vi) equity in earnings adjustment for non-core items, (vii) severance accrual and equity acceleration and (viii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of core FFO as a measure of our performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, our core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Constant Currency Core Funds from Operations:
We calculate constant-currency core funds from operations by adjusting the core funds from operations for foreign currency translations.

Adjusted Funds from Operations (AFFO):
We present adjusted funds from operations, or AFFO, as a supplemental operating measure because, when compared year over year, it assesses our ability to fund dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. We calculate AFFO by adding to or subtracting from FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount, (iv) non-cash compensation, (v) deferred compensation related to equity acceleration, (vi) loss from early extinguishment of debt, (vii) straight line rents, net, (viii) above-and below-market rent amortization, (ix) change in fair value of contingent consideration, (x) gain on sale of investment, (xi) non-cash tax expense/(benefit), (xii) capitalized leasing compensation, (xiii) recurring capital expenditures and (xiv) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, our AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

EBITDA and Adjusted EBITDA:
We believe that earnings before interest expense, income taxes, depreciation and amortization, and impairment of investments in real estate, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, change in fair value of contingent consideration, severance accrual and equity acceleration, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. Adjusted EBITDA is EBITDA excluding change in fair value of contingent consideration, severance accrual and equity acceleration, impairment of investments in real estate, gain on sale of property, gain on contribution of properties to unconsolidated joint venture, gain on sale of equity investment, noncontrolling interests, and preferred stock dividends. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of our financial performance.

Net Operating Income (NOI) and Cash NOI:
Net operating income, or NOI, represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in the statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. Cash NOI is

Management Statements on Non-GAAP Measures	Financial Supplement
First Quarter 2015

NOI less straight-line rents and above and below market rent amortization. Cash NOI is commonly used by stockholders, company management and industry analysts as a measure of property operating performance on a cash basis. However, because NOI and cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI and cash NOI as measures of our performance is limited. Other REITs may not calculate NOI and cash NOI in the same manner we do and, accordingly, our NOI and cash NOI may not be comparable to such other REITs’ NOI and cash NOI. Accordingly, NOI and cash NOI should be considered only as supplements to net income computed in accordance with GAAP as measures of our performance.
Additional Definitions
Net debt-to-Adjusted EBITDA ratio is calculated using total debt at balance sheet carrying value less unrestricted cash and cash equivalents divided by the product of Adjusted EBITDA multiplied by four.
Debt-plus-preferred-to-total-enterprise-value is mortgage debt and other loans plus preferred stock divided by mortgage debt and other loans plus the liquidation value of preferred stock and the market value of outstanding Digital Realty Trust, Inc. common stock and Digital Realty Trust, L.P. units, assuming the redemption of Digital Realty Trust, L.P. units for shares of Digital Realty Trust, Inc. common stock.
Fixed charge coverage ratio is Adjusted EBITDA divided by the sum of GAAP interest expense, capitalized interest, scheduled debt principal payments and preferred dividends. For the quarter ended March 31, 2015, GAAP interest expense was $45 million, capitalized interest was $4 million and scheduled debt principal payments and preferred dividends was $21 million.

(Dollars in thousands)	31-Mar-15
Reconciliation of Net Operating Income (NOI)

Operating income	$149,318

Less:
Fee income	($1,614)

Add:
Change in fair value of contingent consideration	(43,034)
Depreciation and amortization	129,073
General and administrative	19,798
Severance related accrual, equity acceleration, and legal expenses	1,396
Transactions	93
Other	(16)

Net Operating Income	$255,014

Cash Net Operating Income (Cash NOI)

Net Operating Income	$255,014
Less:
Straight-line rent revenue	($13,499)
Purchase accounting adjustments	(2,324)

Cash Net Operating Income	$239,191

Reconciliation of Range of 2015 Projected Net Income to Projected FFO and Core FFO
	Low	High
Net income available to common stockholders per diluted share	$1.23	$1.33
Add:
Real estate depreciation and amortization	$4.05	$4.05
Projected FFO per diluted share	$5.28	$5.38
Adjustments for items that do not represent core expenses and revenue streams	($0.25)	($0.25)
Projected core FFO per diluted share	$5.03	$5.13
Foreign currency translation adjustments	$0.15	$0.15
Projected Constant - Currency Core Funds From Operations per diluted share	$5.18	$5.28

Statement Regarding Forward- Looking Statements	Financial Supplement
First Quarter 2015

This document contains forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, statements related to supply and demand for data center and colocation space, pricing and net effective leasing economics, market dynamics and data center fundamentals, our strategic priorities, including improving return on invested capital and our disposition program, rent from leases that have been signed but have not yet commenced and other contracted rent to be received in future periods, rental rates on future leases, lag between signing and commencement, our joint venture with the GCEAR fund, our expected fees and proceeds from the joint venture, future cash NOI and remaining lease terms related to the joint venture property, cap rates and yields, the company's core FFO, constant-currency core FFO, net income outlook and underlying assumptions, including information related to trends, our strategy and plans, leasing expectations, weighted average lease terms, the exercise of lease extensions, lease expirations, cap rates, debt maturities, annualized rent at expiration of leases, the effect new leases and increases in rental rates will have on our rental revenue, rent to be received in future periods, our credit ratings, construction and development activity and plans, projected construction costs, estimated yields on investment, supply and demand, expected occupancy, expected square footage and IT load capacity upon completion of development projects, 2014 and 2015 backlog NOI, NAV components, 2015 guidance and underlying assumptions, and other forward-looking financial data. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. Such statements are subject to risks, uncertainties and assumptions and are not guarantees of future performance and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, among others, the following:

•	the impact of current global economic, credit and market conditions

•	current local economic conditions in our geographic markets;

•	decreases in information technology spending, including as a result of economic slowdowns or recession;

•	adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges);

•	our dependence upon significant tenants;

•	bankruptcy or insolvency of a major tenant or a significant number of smaller tenants;

•	defaults on or non-renewal of leases by tenants;

•	our failure to obtain necessary debt and equity financing;

•
risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements;

•	financial market fluctuations;

•	changes in foreign currency exchange rates;

•	our inability to manage our growth effectively;

•	difficulty acquiring or operating properties in foreign jurisdictions;

•	our failure to successfully integrate and operate acquired or developed properties or businesses;

•	the suitability of our properties and data center infrastructure, delays or disruptions in connectivity, failure of our physical infrastructure or services or availability of power;

•	risks related to joint venture investments, including as a result of our lack of control of such investments;

•	delays or unexpected costs in development of properties;

•	decreased rental rates, increased operating costs or increased vacancy rates;

•	increased competition or available supply of data center space;

•	our inability to successfully develop and lease new properties and development space;

•	difficulties in identifying properties to acquire and completing acquisitions;

•	our inability to acquire off-market properties;

•	our inability to comply with the rules and regulations applicable to reporting companies;

•	our failure to maintain our status as a REIT;

•	possible adverse changes to tax laws;

•	restrictions on our ability to engage in certain business activities;

•	environmental uncertainties and risks related to natural disasters;

•	losses in excess of our insurance coverage;

•	changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and

•	changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2014 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.
Note: Certain figures are rounded to the nearest thousand or to a tenth of a percent throughout the document. Subtotals and totals may not equal the amounts reflected due to such rounding.